Filed Pursuant to Rule 424(b)(3)
Registration No. 333-178651

UNITED REALTY TRUST INCORPORATED

SUPPLEMENT NO. 1, DATED JUNE 19, 2013,

TO THE PROSPECTUS, DATED MAY 9, 2013

This prospectus supplement (this “Supplement No. 1”) is part of the prospectus of United Realty Trust Incorporated (the “Company,” “us,” “our” or “we”), dated May 9, 2013 (the “Prospectus”). This Supplement No. 1 supplements, modifies or supersedes certain information contained in our Prospectus, and should be read in conjunction with the Prospectus. This Supplement No. 1 will be delivered with the Prospectus.

On May 14, 2013, we filed with the United States Securities and Exchange Commission (the “SEC”) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013. The Quarterly Report (excluding the exhibits thereto) is attached as Annex A to this Supplement No. 1.

On April 30, 2013, we filed with the SEC our Proxy Statement on Schedule 14A for the 2013 Annual Meeting of Stockholders. The Proxy Statement is attached as Annex B to this Supplement No. 1.

On May 6, 2013, we filed with the SEC an Amendment to our Current Report on Form 8-K previously filed with the SEC on April 4, 2013. The Amendment to our Current Report is attached as Annex C to this Supplement No. 1.

On June 17, 2013, we filed with the SEC our Current Report on Form 8-K. The Current Report is attached as Annex D to this Supplement No. 1.

The other purposes of this Supplement No. 1 are to update the investor suitability standards in the Prospectus, update our risk factors, clarify sources of distributions, update provisions regarding tender offers and update the description of OP units in the Prospectus.

Investor Suitability Standards

The following disclosure is added immediately after the section captioned “General Standards for all Investors” on page i of the Prospectus:

“Kansas

•	It is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in the securities of the issuer and other non-traded real estate investment trusts to not more than 10% of their liquid net worth. For these purposes, liquid net worth is defined as that portion of total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with accounting principles generally accepted in the United States of America.

Massachusetts

•	Each Massachusetts investor must have either (a) a minimum net worth of at least $300,000, or (b) an annual gross income of at least $100,000 and a net worth of at least $100,000. The investor’s maximum investment in the issuer and other illiquid direct participation programs cannot exceed 10% of the Massachusetts resident’s liquid net worth.”

Risk Factors

The heading and the final Risk Factor on page 47 of the Prospectus are deleted and replaced in their entirety with the following:

“Our charter includes a provision that may discourage a stockholder from launching a tender offer for our Common Shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, the non-complying stockholder shall be responsible for all our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our Common Shares and prevent you from receiving a premium price for your Common Shares in such a transaction.”

The heading and the final Risk Factor on page 67 of the Prospectus are deleted and replaced in their entirety with the following:

“Potential changes in U.S. accounting standards regarding operating leases may make the leasing of our properties less attractive to our potential tenants, which could reduce overall demand for our leasing services.

Under current authoritative accounting guidance for leases, a lease is classified by a tenant as a capital lease if the significant risks and rewards of ownership are considered to reside with the tenant. Under capital lease accounting for a tenant, both the leased asset and liability are reflected on its balance sheet. If the lease does not meet any of the criteria for a capital lease, the lease is considered an operating lease by the tenant, and the obligation does not appear on the tenant’s balance sheet; rather, the contractual future minimum payment obligations are only disclosed in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant’s balance sheet in comparison to direct ownership. The Financial Accounting Standards Board, or the FASB, and the International Accounting Standards Board, or the IASB, conducted a joint project to re-evaluate lease accounting. In August 2010, the FASB and the IASB jointly released exposure drafts of a proposed accounting model that would significantly change lease accounting. In February 2013, the FASB issued a revised set of proposals and asked for written, public comment by May 15, 2013. On May 16, 2013, the FASB issued another revised set of proposals. The differences between the two proposals are primarily related to existing differences between GAAP and international financial reporting standards. The FASB has asked for written, public comment on its new proposals by September 13, 2013. As of June 19, 2013, final standards have yet to be issued. Changes to the accounting guidance could affect both our accounting for leases as well as that of our current and potential tenants. These changes may affect how the real estate leasing business is conducted. For example, if the accounting standards regarding the financial statement classification of operating leases are revised, then companies may be less willing to enter into leases in general or desire to enter into leases with shorter terms because the apparent benefits to their balance sheets could be reduced or eliminated. This in turn could cause a delay in investing our offering proceeds and make it more difficult for us to enter into leases on terms we find favorable.”

Sources of Distributions

The first paragraph in the section captioned “Prospectus Summary—If I buy Common Shares, will I receive distributions and how often?” on page 22 of the Prospectus and the first paragraph in the section captioned “Description of Shares—Distributions” on page 196 of the Prospectus are deleted in their entirety and replaced with the following:

“We expect to aggregate and pay distributions monthly and continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. On December 28, 2012, our board of directors declared daily distributions on our Common Shares at a daily rate of $0.00210958904 per Common Share. The distributions began to accrue as of daily record dates beginning on January 1, 2013, and are aggregated and paid monthly, on payment dates determined by us, to stockholders who hold Common Shares as of such daily record dates. On February 15, 2013 we paid $13,475 in distributions to stockholders for the month of January 2013. In addition, on March 15, 2013 we paid $17,934 in distributions to stockholders for the month of February 2013, and on April 15, 2013, we paid $24,957 in distributions to stockholders for the month of March 2013. Our cash flows provided by operations of $(1,178,232) for the quarter ended March 31, 2013 resulted in a shortfall of $56,366, or 100%, with respect to our distributions paid of $56,366 (inclusive of $24,594 worth of Common Shares issued under our DRIP) during such period. Such shortfall was paid from proceeds from the sale of Common Shares issued under our DRIP and from the sale of Common Shares in our initial public offering. Distribution payments are dependent on the availability of funds. Our board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distribution payments are not assured. There is no assurance that we will continue to declare distributions at this rate. The timing and amount of distributions will be determined by our board, in its sole discretion, may vary from time to time, and will be influenced in part by its intention to comply with REIT requirements of the Code.”

Tender Offers

The section captioned “Description of Shares—Tender Offers” on pages 199–200 of the Prospectus is deleted in its entirety and replaced with the following:

“Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with certain notice and disclosure requirements. These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for any person to conduct a tender offer for shares of our stock, our charter requires that the person comply with all the provisions of Regulation 14D of the Exchange Act (other than filing requirements) and provide the company notice of such tender offer at least 10 business days before initiating the tender offer. Regulation 14D requires any person initiating a tender offer to provide:

•	specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•	the ability to allow stockholders to withdraw tendered shares while the offer remains open;

•	the right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•	for the equal treatment of all stockholders of the subject class of shares.

In addition to the foregoing, there are certain ramifications to any person who attempts to conduct a noncompliant tender offer. If any person makes a tender offer without complying with the provisions set forth above, the noncomplying person shall be responsible for all our expenses in connection with that person’s noncompliance.”

OP Units

The third paragraph in the section captioned “Summary of Our Operating Partnership Agreement – Description of Partnership Units – OP Units” on page 208 of the Prospectus is deleted in its entirety and replaced with the following:

“In return for a portion of our initial capital contribution, the operating partnership issued to us 9,091 OP Units. URTI LP, LLC, as the initial limited partner of the operating partnership, holds 182 OP Units representing its limited partnership interest in the operating partnership.”

Annex A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2013

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________ to __________

Commission file number: 333-178651

UNITED REALTY TRUST INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	45-3770595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

44 Wall Street, Second Floor, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(212) 388-6800
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☒ Yes ☐ No

Indicate by check mark whether the registrant submitted electronically and posted on its corporate Web Site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). ☒ Yes ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes ☒ No

As of May 10, 2013 the registrant had 482,610 shares of common stock outstanding

1

Part I. Financial Information

Item 1. Financial Statements

UNITED REALTY TRUST INCORPORATED

CONSOLIDATED BALANCE SHEETS

	March 31, 2013 (unaudited)	December 31, 2012
ASSETS
Real Estate Investments:
Land	$4,310,862	$—
Building and improvements	15,122,135	—
	19,432,997	—
Less: accumulated depreciation	4,318	—
	19,428,679	—
Mortgage notes receivable	1,500,000	—
Real Estate Investments, net	20,928,679	—
Cash and cash equivalents	2,254	1,246,264
Restricted cash	309,110	—
Other receivables	90,910	—
Acquired lease intangible asset	1,812,800	—
Deferred charges, net of accumulated amortization	1,749,752	—
Total assets	$24,893,505	$1,246,264

LIABILITIES AND EQUITY
Liabilities
Mortgage notes payable	$14,500,000	$—
Acquired lease intangibles liability, net of accumulated amortization	291,625	—
Due to affiliates	958,580	50,646
Accounts payable	266,290	68,599
Total Liabilities	16,016,495	119,245

Commitments and contingencies	—	—

Equity:
Preferred stock, $.01 par value 50,000,000 shares authorized; 500,000 shares issued and outstanding	50,000	50,000
Common stock, $.01 par value 200,000,000 shares authorized; 406,282 and 201,085 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	4,063	2,011
Additional paid-in-capital	3,616,664	1,692,580
Accumulated deficit	(2,643,717)	(617,572)
Total United Realty Trust Incorporated stockholders' equity	1,027,010	1,127,019
Noncontrolling interests	7,850,000	—
Total equity	8,877,010	1,127,019
Total liabilities and equity	$24,893,505	$1,246,264

The accompanying notes to consolidated financial statements are an integral part of these statements

2

UNITED REALTY TRUST INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS

March 31, 2013 (unaudited)
Revenues
Base rents	$18,702
Total revenues	18,702

Operating expenses
General & administrative expenses	639,583
Depreciation and amortization	4,318
Acquisition transaction costs	1,333,571
Total operating expenses	1,977,472

Operating loss	(1,958,770)
Non-operating income (expenses)
Interest expense and other finance expenses	(6,775)
Net loss	(1,965,545)

Noncontrolling interests:
Net loss attributable to noncontrolling interest	(4,233)
Net loss attributable to United Realty Trust Incorporated	$(1,969,778)
Net loss per common share:
Basic and diluted	$(6.74)
Weighted average number of common shares outstanding
Basic and diluted	292,189

Distributions per share	$0.19

The accompanying notes to consolidated financial statements are an integral part of these statements

3

UNITED REALTY TRUST INCORPORATED
CONSOLIDATED STATEMENT OF EQUITY

(Unaudited)

For the Three Months Ended March 31, 2013

	Preferred Stock		Common Stock		Additional paid-in	Retained earnings (Accumulated	Noncontrolling
	Shares	Amount	Shares	Amount	capital	deficit)	interests	Equity

Balance at December 31, 2012	500,000	$50,000	201,085	$2,011	$1,692,580	$(617,572)	$—	$1,127,019
Proceeds from the sale of common stock	—	—	203,660	2,037	2,119,157	—	—	2,121,194

Contribution of noncontrolling interests	—	—	—	—	—	—	7,850,000	7,850,000

Registration expenditures	—	—	—	—	(209,634)	—	—	(209,634)

Distributions Paid	—	—	—	—	—	(56,367)	—	(56,367)
Issuance of shares under distribution reinvestment program	—	—	1,537	15	14,561	—	—	14,576

Net loss	—	—	—	—	—	(1,969,778)	—	(1.969,778)

Balance at March 31, 2013	500,000	$50,000	406,282	$4,063	$3,616,664	$(2,643,717)	$7,850,000	$8,877,010

The accompanying notes to consolidated financial statements are an integral part of these statements

4

UNITED REALTY TRUST INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOW

For the Three Months Ended March 31, 2013 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,969,778)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	4,318
Amortization of deferred financing costs	731
Change in operating assets and liabilities
Mortgage escrows	(309,110)
Due to affiliates	(242,067)
Accounts payable	187,674
Net cash used in operating activities	(2,328,232)
CASH FLOWS FROM INVESTING ACTIVITIES
Investment in real estate	(14,750,000)
Net cash flows used in investing activities	(14,750,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of common stock	2,030,284
Proceeds from mortgage notes payable	14,500,000
Deferred financing and other costs	(454,657)
Registration expenditures	(209,634)
Distributions paid to common stockholders	(31,771)
Net cash provided by financing activities	15,834,222
Net decrease in cash and cash equivalents	(1,244,010)
Cash and cash equivalents at beginning of period	1,246,264
Cash and cash equivalents at end of period	$2,254

The accompanying notes to consolidated financial statements are an integral part of these statements

5

UNITED REALTY TRUST INCORPORATED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2013

1.	Organization

United Realty Trust Incorporated (the ‘‘Company’’) was formed on November 8, 2011 as a Maryland corporation and intends to qualify as a real estate investment trust (‘‘REIT’’) for U.S. federal income tax purposes. Substantially all of the Company’s business is conducted through United Realty Capital Operating Partnership, L.P. (the ‘‘Operating Partnership’’), a Delaware limited partnership formed on November 8, 2011. The Company is the general partner of the Operating Partnership and holds both general and limited partnership interests in the Operating Partnership. As the Company completes the settlement for the purchase orders for shares of the Company’s common stock, par value $0.01 per share (‘‘Common Shares’’) in its continuous public offering, it will transfer substantially all of the net proceeds of the offering to the Operating Partnership.

The Company was organized to invest in a diversified portfolio of income-producing commercial real estate properties and other real estate-related assets. On November 25, 2011, United Realty Advisor Holdings LLC, a Delaware limited liability Company (the “Sponsor”) purchased 500,000 preferred stock for $50,000.s

The Company is offering to the public 100,000,000 Common Shares in its primary offering and 20,000,000 Common Shares pursuant to its distribution reinvestment program (‘‘DRIP’’). The Company may reallocate the Common Shares offered between the primary offering and the DRIP. The Company expects to sell the Common Shares offered in the primary offering over a two-year period. If the Company has not sold all the Common Shares within two years, the Company may continue the primary offering for up to an additional year.

The Company intends to invest primarily in interests in real estate located in the United States, with a primary focus on the eastern United States and in markets that the Company believes are likely to benefit from favorable demographic changes, or that the Company believes are poised for strong economic growth. The Company may invest in interests in a wide variety of commercial property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences, and in other real estate-related assets. The Company may acquire assets directly or through joint ventures, by making an equity investment in a project or by making a mezzanine or bridge loan with a right to acquire equity in the project. The Company also may buy debt secured by an asset with a view toward acquiring the asset through foreclosure. The Company also may originate or invest in mortgages, bridge or mezzanine loans and tenant-in-common interests, or entities that make investments similar to the foregoing. Further, the Company may invest in real estate-related securities, including securities issued by, other real estate companies.

The Company’s advisor is United Realty Advisors LP (the ‘‘Advisor’’), a Delaware limited partnership formed on July 1, 2011. The Advisor conducts the Company’s operations and manages the portfolio of real estate investments. As of March 31, 2013, the Company owned through a joint venture a residential property located at 2520 Tilden Avenue in Brooklyn, New York (“Tilden House”). In addition, on March 31, 2013, the Company purchased through a joint venture a Mortgage note secured by a property located at 58th and 70 Parker Avenue, Poughkeepsie, NY.

2.	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements are prepared on an accrual basis in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the disclosures required by GAAP for complete financial statement disclosures. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Results of operations for the three month period ended March 31, 2013 are not necessarily indicative of the results that may be expected for the year ending December 31, 2013. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012.

The consolidated financial statements include the accounts of the Company and those of its subsidiaries, which are wholly owned or controlled by the Company. Entities which the Company does not control through its voting interest and entities which are variable interest entities ("VIEs"), but where it is not the primary beneficiary, are accounted for under the equity method. All significant intercompany balances and transactions have been eliminated.

6

The Company follows the Financial Accounting Standards Board (“FASB”) guidance for determining whether an entity is a VIE and requires the performance of a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE. Under this guidance, an entity would be required to consolidate a VIE if it has (i) the power to direct the activities that most significantly impact the entity's economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE.

A non-controlling interest in a consolidated subsidiary is defined as the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to a parent. Non-controlling interests are required to be presented as a separate component of equity in the consolidated balance sheet and modifies the presentation of net income by requiring earnings and other comprehensive income to be attributed to controlling and non-controlling interests.

The Company assesses the accounting treatment for each joint venture. This assessment includes a review of each joint venture or limited liability company agreement to determine which party has what rights and whether those rights are protective or participating. For all VIEs, the Company reviews such agreements in order to determine which party has the power to direct the activities that most significantly impact the entity's economic performance. In situations where the Company or its partner approves, among other things, the annual budget, receives a detailed monthly reporting package from the Company, meets on a quarterly basis to review the results of the joint venture, reviews and approves the joint venture's tax return before filing, and approves all leases that cover more than a nominal amount of space relative to the total rentable space at each property, the Company does not consolidate the joint venture as it considers these to be substantive participation rights that result in shared power of the activities that most significantly impact the performance of the joint venture.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the disclosure of contingent assets and liabilities, the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the periods covered by the financial statements. Actual results could differ from these estimates.

Financial Instruments Not Measured at Fair Value

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, restricted cash, other receivables accounts payable and due to affiliates approximate their fair values based on their short-term maturity.

Real Estate Investments

All costs related to the improvement or replacement of real estate properties are capitalized. Additions, renovations and improvements that enhance and/or extend the useful life of a property are also capitalized. Expenditures for ordinary maintenance, repairs and improvements that do not materially prolong the normal useful life of an asset are charged to operations as incurred. The Company expenses transaction costs associated with business combinations in the period incurred.

Upon the acquisition of real estate properties, the fair value of the real estate purchased is allocated to the acquired tangible assets (consisting of land, buildings and improvements), and acquired intangible assets and liabilities (consisting of above-market and below-market leases and acquired in-place leases). Acquired lease intangible assets include above-market leases and acquired in-place leases in the accompanying consolidated balance sheet. The fair value of the tangible assets of an acquired property is determined by valuing the property as if it were vacant, which value is then allocated to land, buildings and improvements based on management's determination of the relative fair values of these assets. In valuing an acquired property's intangibles, factors considered by management include an estimate of carrying costs during the expected lease-up periods, and estimates of lost rental revenue during the expected lease-up periods based on its evaluation of current market demand. Management also estimates costs to execute similar leases, including leasing commissions, tenant improvements, legal and other related costs. Leasing commissions, legal and other related costs ("lease origination costs") are classified as deferred charges in the accompanying consolidated balance sheet.

7

The value of in-place leases is measured by the excess of (i) the purchase price paid for a property after adjusting existing in-place leases to market rental rates, over (ii) the estimated fair value of the property as if vacant. Above-market and below-market lease values are recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be received and management's estimate of market lease rates, measured over the terms of the respective leases that management deemed appropriate at the time of acquisition. Such valuations include a consideration of the non-cancellable terms of the respective leases as well as any applicable renewal periods. The fair values associated with below-market rental renewal options are determined based on the Company's experience and the relevant facts and circumstances that existed at the time of the acquisitions. The value of the above-market and below-market leases associated with the original lease term is amortized to rental income, over the terms of the respective leases. The value of below-market rental lease renewal options is deferred until such time as the renewal option is exercised and subsequently amortized over the corresponding renewal period. The values of in-place leases are amortized to expense, and the above-market and below-market lease values are amortized to rental income, over the remaining non-cancellable terms of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be recognized in operations at that time. The Company may record a bargain purchase gain if it determines that the purchase price for the acquired assets was less than the fair value. The Company will record a liability in situations where any part of the cash consideration is deferred. The amounts payable in the future are discounted to their present value. The liability is subsequently re-measured to fair value with changes in fair value recognized in the consolidated statements of operations. If, up to one year from the acquisition date, information regarding fair value of assets acquired and liabilities assumed is received and estimates are refined, appropriate property adjustments are made to the purchase price allocation on a retrospective basis.

Restricted Cash

The terms of the Company's mortgage loans payable requires the Company to deposit certain replacement and other reserves with its lenders. Such "restricted cash" is generally available only for property-level requirements for which the reserves have been established and is not available to fund other property-level or Company-level obligations.

Segment Reporting

The Company operates in one industry segment, ownership of  real estate properties and non-performing mortgage loans.  The Company does not distinguish in property operations for purposes of measuring performance.  The Company reassesses its conclusion that it has one reportable operating segment at least annually.

Revenue Recognition

The Company recognizes minimum rent, including rental abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and will include amounts expected to be received in later years in deferred rents. The Company’s policy for percentage rental income is to defer recognition of contingent rental income until the specified target (i.e., breakpoint) that triggers the contingent rental income is achieved. The Company will record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred. The Company will make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. The Company does not expect the actual results to differ from the estimated reimbursement.

The Company makes estimates of the collectability of its tenant receivables related to base rents, expense reimbursements and other revenue or income. The Company will specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, the Company will make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on its net income because a higher bad debt reserve results in less net income.

The Company recognizes gains on sales of real estate pursuant to the provisions of ASC 605-976, Accounting for Sales of Real Estate (“ASC 605-976”). The specific timing of a sale will be measured against various criteria in ASC 605-976 related to the terms of the transaction and any continuing involvement associated with the property. If the criteria for profit recognition under the full-accrual method are not met, the Company will defer gain recognition and account for the continued operations of the property by applying the percentage-of-completion, reduced profit, deposit, installment or cost recovery methods, as appropriate, until the appropriate criteria are met.

Interest income from loans receivable are recognized based on the contractual terms of the debt instrument utilizing the effective interest method. Under the effective interest method, interest expense is recognized at a constant yield based on the increasing or decreasing carrying value of the loans. The total interest expense for each period is the carrying value of the loans at the start of the period multiplied by the effective interest rate.

Depreciation and Amortization

The Company uses the straight-line method for depreciation and amortization. Building and Building Improvements are depreciated over the estimated useful lives which the Company estimates to be 27-30 years. Land improvements are depreciated over the estimated useful life of 15 years. Tenant improvements are amortized over the shorter of the life of the related leases or their useful life. Furniture and fixtures are depreciated over the estimated useful lives that range from 5 to 7 years.

Deferred Charges

Deferred charges consist principally of leasing commissions and acquired lease origination costs (which are amortized ratably over the life of the tenant leases) and financing fees (which are amortized over the term of the related debt obligation). Deferred charges in the accompanying consolidated balance sheets are shown at cost, net of accumulated amortization, of approximately $730 as of March 31, 2013.

8

Organizational and Offering Expenses

Organization and offering expenses include all costs and expenses to be paid by the Company in connection with the formation of the Company and an offering, including the Company’s legal, accounting, printing, mailing and filing fees, charges of the escrow agent, reimbursements to the dealer manager and participating broker-dealers for due diligence expenses set forth in detailed and itemized invoices, amounts to reimburse the Advisor for its portion of the salaries of the employees of its affiliates who provide services to the Advisor, and other costs in connection with administrative oversight of such offering and the marketing process, such as preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by the dealer manager or participating broker-dealers.

The Advisor will advance the Company’s organization and offering expenses to the extent the Company does not have the funds to pay such expenses. The Company will reimburse the Advisor for organization and offering expenses up to 2% of the total offering price paid by investors (including proceeds from sale of Common Shares, plus applicable selling commissions and dealer manager fees paid by purchasers of Common Shares). On December 28, 2012, the Company broke escrow, at which time organization and offering expenses advanced by the Advisor became a liability to the Company, subject to the 2% limitation noted above. Between November 25, 2011 and March 31, 2013, the Company paid $248,344 of offering costs. As of March 31, 2013, the Advisor had incurred an additional $4.9 million of offering and organization expenses, of which $80,245 was billed and paid to the Advisor at March 31, 2013.

Offering costs incurred by the Company, the Advisor and their affiliates on behalf of the Company have been deferred and will be paid from the proceeds of the continuous public offering and will be treated as a reduction of equity.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. The Company places its cash and cash equivalents in excess of insured amounts with high quality financial institutions.

Basic and Diluted Earnings (Loss) per Common Share

Basic earnings (loss) per Common Share is calculated by dividing net income (loss) by the weighted average number of Common Shares outstanding during each period. Diluted earnings (loss) per Common Share includes the effects of potentially issuable Common Shares, but only if dilutive. There are no dilutive Common Shares as of March 31, 2013.

Cash Flows

Supplemental Consolidated Statement of Cash Flow Information:

March 31, 2013
Supplemental disclosure of cash activities:
Other non-cash investing and financing activities:
Purchase accounting allocations:
Acquired lease intangible asset	$1,812,800
Acquired lease intangible liability	(291,625)
Non controlling interest	7,850,000
Investment in mortgage notes receivable	(1,150,000)

3.	Real Estate Investments

The following real estate investment transactions have occurred during the three months ended March 31, 2013.

Property Acquisitions

On March 29, 2013, a joint venture between the Operating Partnership and the seller of the property (the “JV”) purchased a fee simple interest in Tilden House, a residential property located at 2520 Tilden Avenue in Brooklyn, New York (“Tilden House”). The purchase price for Tilden House was $22.25 million, exclusive of brokerage commissions and closing costs. The Company funded the acquisition as follows: (i) $14.5 million with a new first mortgage secured by Tilden House; (ii) $7.5 million by the seller contributing some of its equity in Tilden House to the JV; and (iii) cash from the Company’s ongoing public offering in an amount which, when combined with the brokerage commissions and closing costs, was approximately $2.3 million. Tilden House is a nine-story residential building, completed in 2007, with 117 apartments, community facility space and indoor and outdoor parking.

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In conjunction with the Company's pursuit and acquisition of real estate investments, the Company expensed acquisition transaction costs during the three months ended March 31, 2013 of approximately $1.3 million.

Regarding the Company's 2013 property acquisition, the fair values of in-place leases and other intangibles have been allocated to intangible assets and liability accounts. Such allocations are preliminary and may be adjusted as final information becomes available.

The Company assessed the fair value of the lease intangibles based on estimated cash flow projections that utilize appropriate discount rates and available market information. Such inputs are Level 3 in the fair value hierarchy.

The financial information set forth below summarizes the Company's preliminary purchase price allocation for the property acquired during the three months ended March 31, 2013.

March 31, 2013
ASSETS
Land	$4,310,862
Building and improvements	15,122,135
Acquired lease intangible asset	1,812,800
Deferred charges	1,295,828
Assets acquired	$22,541,625
Acquired lease intangible liability	$291,625
Liabilities assumed	$291,625

Pro Forma Financial Information

The pro forma financial information set forth below is based upon the Company's historical consolidated statements of operations for the three months ended March 31, 2013, adjusted to give effect of the property transaction at the beginning of the year.

The pro forma financial information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the transaction occurred at the beginning of the year, nor does it purport to represent the results of future operations.

Three Months Ended March 31, 2013
Statement of operations:
Revenues	$579,800
Property operating and other expenses	2,304,704
Depreciation and amortization	161,750
Net loss attributable to United Realty Trust Incorporated	$(1,886,654)

Mortgage Note Receivable

On March 29, 2013, the Advisor assigned to the Operating Partnership its 76.67% membership interest, with an agreed value of $1.15 million, in Parker Note Acquisition, LLC (“Note LLC”). Note LLC is the owner of a promissory note (the “Promissory Note”), dated March 1, 2010, in the original principal amount of $1.5 million, made by Parker Avenue Associates, LLC, as borrower (the “Borrower”), to 70 Parker Avenue Properties, Inc., as lender (the “Lender”), which Promissory Note had previously been assigned by the Lender to Note LLC on May 6, 2011. The Promissory Note evidences a senior purchase-money mortgage loan (the “Loan”) extended on March 1, 2010 by the Lender to the Borrower and is secured by properties located at 58 and 70 Parker Avenue, Poughkeepsie, New York (together, the “Property”). The Advisor assigned its interest in Note LLC to the Operating Partnership in satisfaction of a $1.15 million obligation owing by the Advisor to the Company. The Company’s board of directors approved the agreed value of the 76.67% membership interest in Note LLC based on what it determined to be the likely value of the Property.

Previously, on March 28, 2013, Summer Investors, LLC (“Summer”), an affiliate of Jacob Frydman, the Company’s Chief Executive Officer, Secretary and Chairman, and a principal of the Sponsor, had assigned a 76.67% membership interest (out of its 100% membership interest) in Note LLC to the Advisor, which 76.67% membership interest was further assigned to the Operating Partnership, as described in the preceding paragraph.

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On March 29, 2013, the Operating Partnership formed Parker Note Holdings, LLC with Summer (“Note Holdings”). On the same date, the Operating Partnership contributed to Note Holdings its 76.67% membership interest in Note LLC, and Summer contributed to Note Holdings its 23.33% membership interest in Note LLC.

Pursuant to the terms of the limited liability company agreement of Note Holdings, dated March 29, 2013, between the Operating Partnership, as the managing member, and Summer, as the non-managing member (the “JV Agreement”), the Operating Partnership’s capital contribution has an agreed value of $1.15 million, and represents a 76.67% membership interest in Note Holdings, and Summer’s capital contribution has an agreed value of $350,000, and represents a 23.33% membership interest in Note Holdings.

Under the terms of the JV Agreement, distributions of available cash by Note Holdings will be made to each member on a pro rata basis in accordance with each member’s respective percentage membership interest. The JV Agreement further provides that Summer assumes and agrees to be responsible for all obligations of Note LLC to the Lender that existed as of March 29, 2013. In addition, Summer has agreed to advance all litigation expenses associated with prosecuting the existing foreclosure action initiated by Note LLC with respect to the Loan (as further described below), and Note Holdings has agreed to reimburse Summer for litigation expenses only after Note Holdings has distributed $1.15 million to the Operating Partnership. If, after the collection of all the sums due Note LLC under the Loan (whether by payment from the Borrower, by sale of the Loan or, after the vesting of title to the Property in Note Holdings or in Note LLC as a result of foreclosure, by sale of the Property) and the distribution thereof by Note Holdings to the members, the Operating Partnership has not received aggregate distributions of at least $1.15 million, Summer will pay to Note Holdings the difference between $1.15 million and the aggregate distributions received by the Operating Partnership from Note Holdings, which amount Note Holdings will distribute to the Operating Partnership.

The Property is directly adjacent to Walkway Over the Hudson State Historic Park (the “Walkway”), which features a historic rail bridge converted in 2009 to a linear walkway spanning the Hudson River. At 212 feet tall and 1.28 miles long, it is the longest elevated pedestrian bridge in the world and a major New York state tourist attraction, and recorded over one million visitors in 2012.

The Property consists of two tax parcels: parcel “A,” at 2.10 acres; and parcel “B,” at 0.93 acres; for a total of 3.03 acres. Parcel “B” is a vacant lot currently being utilized as an overflow parking area for the Walkway and the Dutchess Rail Trail. Although no rent is currently being collected, in the Company’s opinion, Parcel “B” presents an opportunity to develop a paid parking facility. Parcel “A,” located directly across the street from the entrance to the Walkway, includes a vacant three-story brick loft building consisting of approximately 52,000 rentable square feet and several vacant outbuildings consisting of an aggregate of approximately 2,000 rentable square feet. The Company believes that Parcel “A” presents a potential value-add redevelopment opportunity for retail, entertainment and cultural uses complementary to the Walkway. In the Company’s judgment, several redevelopment projects of brick warehouses into loft-style townhouses and apartments have had recent success in the local market. The Company believes that the potential for conversion of Parcel “A” is furthered elevated because the site is located only short distance from the Poughkeepsie Train Station and Metro-North, Main Street retail, Marist and Vassar Colleges, and St. Francis and Vassar Hospitals.

On May 29, 2012, as a result of payment and other defaults by the Borrower under the Loan, Note LLC filed a Notice of Pendency and initiated a mortgage foreclosure action with respect to the Property in the Dutchess Supreme and County Court (the “Court”). On March 10, 2013, the Court granted Note LLC’s motion for appointment of a receiver for its benefit, to, inter alia, rent or lease the Property and collect rents and profits. An offer to rent a portion of Parcel “A” has recently been made by a prospective tenant, but there is no assurance that the terms of any lease will be acceptable to the receiver or that a lease will ever be consummated.

4.	Mortgage Notes Payable

On March 29, 2013, the JV obtained a first mortgage loan (the “Doral Loan”) from Doral Bank in an amount equal to $14.5 million to provide the acquisition funding for Tilden House. The Doral Loan has an initial five-year term ending on April 30, 2018 and provides the JV with the option to extend the maturity date to April 30, 2023. The Doral Loan bears interest at a per annum fixed rate of 5.0%. The Doral Loan is secured by a mortgage on Tilden House.

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The principal maturity of mortgage notes payable during the next five years and thereafter is as follows:

	Principal Repayments	Scheduled Amortization	Total
2013	$—	$141,429	$141,429
2014	—	221,164	221,164
2015	—	232,479	232,479
2016	—	244,373	244,373
2017	—	256,876	256,876
Thereafter	11,794,599	1,609,080	13,403,679
	$11,794,599	$2,705,401	$14,500,000

5.	Capitalization

Under the Company’s charter, the Company has the authority to issue 200,000,000 Common Shares and 50,000,000 shares of preferred stock. All shares of such stock have a par value of $0.01 per share. On November 17, 2011, the Sponsor purchased 18,182 Common Shares for total cash consideration of $200,000 to provide the Company’s initial capitalization. On November 25, 2011, for $50,000, the Sponsor purchased 500,000 shares of preferred stock, subsequently exchanged for 500,000 sponsor preferred shares (‘‘Sponsor Preferred Shares’’), which are convertible into Common Shares upon the terms and subject to the conditions set forth in the Company’s charter, and which have a preference upon the Company’s liquidation, dissolution or winding up as described below. Upon the Company’s liquidation, dissolution or winding up, the Sponsor will receive a preference in the amount of 15% of any excess of the net sales proceeds from the sale of all the assets in connection with such liquidation, dissolution or winding up over the amount of Invested Capital, as defined in the Company’s charter, plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7% on Invested Capital. The Company’s board of directors is authorized to amend its charter from time to time, without the approval of the stockholders, to increase or decrease the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

6.	Related Party Arrangements

The Company has executed an advisory agreement with the Advisor, a dealer manager agreement with the dealer manager and a property management agreement with URA Property Management LLC (the ‘‘Property Manager’’), an affiliate of the Sponsor. These agreements entitle the Advisor, the dealer manager, and the Property Manager to specified fees upon the provision of certain services with regard to the offering and the investment of funds in real estate properties and real estate-related investments, among other services, as well as reimbursement of organization and offering expenses incurred by the Advisor and the dealer manager on behalf of the Company (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to the Company. The dealer manager may enter into a soliciting dealer agreement with Cabot Lodge Securities, LLC (‘‘Cabot Lodge’’), a Delaware limited liability company and member of the Financial Industry Regulatory Authority, Inc. that is indirectly owned by the Sponsor. The Company has engaged, and may engage from time to time, United Realty Partners LLC (‘‘URP’’), an entity controlled and indirectly owned by the Company’s president and chief executive officer, to provide brokerage services, services in connection with the origination or refinancing of debt, or advice in connection with joint venture opportunities and equity financing opportunities for the Company’s properties.

Pursuant to the terms of these agreements, summarized below are the related-party costs incurred by the Company for the three months ended March 31, 2013 and any related amounts payable as of March 31, 2013 and December 31, 2012.

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	Incurred	Payable as of
	Three months ended March 31, 2013	March 31, 2013	December 31, 2012
Expensed
Reimbursable operating expenses	$814,583	$335,655	$50,646
Supplemental transaction based advisory fees	229,175	229,175	—
Acquisition fees	229,175	229,175	—
Additional Paid-in Capital
Reimbursable other offering costs	19,575	19,575	—
Capitalized
Financing coordination fee	145,000	145,000	—

7.	Distributions

The Operating Partnership’s limited partnership agreement generally provides that the Operating Partnership will distribute cash available for distribution to the partners of the Operating Partnership in proportion to each such partner’s holding of GP Units and/or OP Units, as such terms are defined in the Operating Partnership’s limited partnership agreement at the times and in the amounts as determined by the Company, as the general partner.

8.	Economic Dependency

The Company will be dependent on the Advisor or its affiliates for certain services that are essential to the Company, including the sale of the Common Shares, asset acquisition, management and disposition decisions and other general and administrative responsibilities. If the Advisor and its affiliates are unable to provide such services, the Company would be required to find alternative service providers.

9.	Subsequent Events

The Company has evaluated events through the filing of this Quarterly Report on Form 10-Q and determined that there have not been any events that have occurred that would require adjustments to the disclosures in the consolidated financial statements.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Management’s discussion and analysis of financial condition and results of operations (“MD&A”) is intended to provide the reader with information that will assist in understanding our financial statements and the reasons for changes in key components of our financial statements from period to period. MD&A also provides the reader with our perspective on our financial position and liquidity, as well as certain other factors that may affect our future results. Our MD&A should be read in conjunction with our accompanying financial statements and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to United Realty Trust Incorporated, a Maryland corporation, and, as required by context, United Realty Capital Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”).

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q (this “Quarterly Report”) that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events of our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the fact that we have limited operating history and, as of March 31, 2013, our assets totaled approximately $24.9 million ;

•	our ability to raise capital in our continuous initial public offering of shares of common stock, par value $0.01 per share (such shares, “Common Shares,” and such offering, the “IPO”)

•	our ability to deploy effectively the proceeds we raise in the IPO;

•	changes in economic conditions generally and the real estate market specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of real estate investment trusts (“REITs”));

•	the availability of credit;

•	interest rates; and

•	changes to generally accepted accounting principles in the United States (“GAAP”).

Any of the assumptions underlying the forward-looking statements included herein could be inaccurate, and undue reliance should not be placed on any forward-looking statements included herein. All forward-looking statements are made as of the date this Quarterly Report is filed with the Securities and Exchange Commission (the “SEC”), and the risk that actual results will differ materially from the expectations expressed herein will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements made herein, whether as a result of new information, future events, changed circumstances or any other reason.

All forward-looking statements included herein should be read in light of the factors identified in the “Risk Factors” section of our Registration Statement on Form S-11 (File No. 333-178651), as amended from time to time (the “Registration Statement”) filed with the SEC.

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Overview

We were formed in November 2011 for the purpose of investing primarily in a diversified portfolio of income-producing real estate properties and other real estate-related assets. We intend to elect and qualify as a REIT beginning with the taxable year ended December 31, 2013. We conduct substantially all of our investment activities and own all of our assets through our Operating Partnership, of which we are the sole general partner and a limited partner. The initial limited partner of the Operating Partnership is URTI LP, LLC, a Delaware limited liability company. United Realty Advisors LP, a Delaware limited partnership (our “Advisor”) manages our day-to-day operations and our portfolio of properties and real estate-related assets.

On August 15, 2012, our Registration Statement was declared effective by the SEC. The Registration Statement covers our initial public offering of up to 120,000,000 Common Shares, consisting of up to 100,000,000 Common Shares in our primary offering on a “best efforts” basis and up to 20,000,000 Common Shares pursuant to our distribution reinvestment program (our “DRIP”).

On December 28, 2012, we received and accepted aggregate subscriptions in excess of the minimum of 200,000 Common Shares, broke escrow and issued Common Shares to our initial investors, who were admitted as stockholders.

As of March 31, 2013, we owned through a joint venture a residential property located at 2520 Tilden Avenue in Brooklyn, New York (“Tilden House”). In addition, as of March 31, 2013, we owed through a joint venture a mortgage note secured by a property located at 58th and 70 Parker Avenue, Poughkeepsie, NY.

Funds From Operations and Modified Funds From Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistently with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book, value exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. If the carrying, or book, value exceeds the total estimated undiscounted future cash flows, an impairment charge is recognized to reduce the carrying value to fair value. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

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Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and modified funds from operations (“MFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO. Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start up entities also may experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed elsewhere in this Quarterly Report on Form 10-Q, we will use the proceeds raised in our IPO to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our Common Shares on a national exchange, a merger or sale of the company or another similar transaction) within six to nine years of the completion of our IPO. Thus, we will not continuously purchase assets and will have a limited life. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (“IPA”), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our IPO has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our IPO and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our IPO has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistently with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, issued by the IPA in November 2010 (the “Practice Guideline”). The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses from the extinguishment or sale of hedges, foreign exchange, derivatives or securities holdings included in net income, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we do retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude gains and losses from their extinguishment or sale in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

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Our MFFO calculation complies with the Practice Guideline. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. We view both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance and calculating MFFO. As disclosed elsewhere in this Quarterly Report on Form 10-Q, the purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. There may be inadequate proceeds from the sale of Common Shares in our IPO to pay or reimburse, as applicable, our Advisor for acquisition fees and expenses, and therefore such fees and expenses may need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. For example, acquisition costs are funded from the proceeds of our IPO and other financing sources and not from operations. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a Common Share in the primary offering is a stated value and there is, with respect to the primary offering, no net asset value determination. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The below table illustrates the items deducted in the calculation of FFO and MFFO:

NET INCOME (LOSS) TO FFO/MFFO RECONCILIATION

Net income (loss) (in accordance with GAAP)

Depreciation and amortization

FFO

Acquisition fees and expenses(1)

Amortization of above or below market leases and liabilities(2)

Straight-line rent(3)

Accretion of discounts and amortization of premiums on debt investments

Mark-to-market adjustments(4)

Gains (losses) from extinguishment/sale of debt, derivatives or securities holdings(5)

MFFO — IPA recommended format

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*	Impairments and related footnote relating to impairments to be added, if applicable.

(1)	The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. In evaluating investments in real estate, management differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our Advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. Such fees and expenses are paid in cash, and therefore such funds will not be available to distribute to investors. Such fees and expenses negatively impact our operating performance during the period in which properties are being acquired. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. There may be inadequate proceeds from the sale of Common Shares in our IPO to pay or reimburse, as applicable, our Advisor for acquisition fees and expenses, and therefore such fees may need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment, and certain intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate.

(3)	Under GAAP, rental receipts are allocated to periods using various methodologies. This may result in income recognition that is significantly different than underlying contract terms. By adjusting for these items (to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments), MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments, providing insight on the contractual cash flows of such lease terms and debt investments, and aligns results with management’s analysis of operating performance.

(4)	Management believes that adjusting for mark-to-market adjustments is appropriate because they may not be reflective of ongoing operations and reflect unrealized impacts on value based only on then-current market conditions, although they may be based upon current operational issues related to an individual property or industry or general market conditions. Mark-to- market adjustments are made for items such as ineffective derivative instruments, certain marketable securities and any other items that GAAP requires we make a mark-to-market adjustment for. The need to reflect mark-to-market adjustments is a continuous process and is analyzed on a quarterly or annual basis in accordance with GAAP.

(5)	Management believes that adjusting for gains (losses) from extinguishment/sale of debt, derivatives or securities holdings provides useful information because such extinguishments/sales will not be part of our business plan during our acquisition phase or operational phase.

We held our newly acquired property for three days during the quarter ended March 31, 2013 with minimal operational income and expenditures. As a result, we determined the reporting of FFO and MFFO will not be useful at this point.

Results of Operations

We are a newly formed company and have a very limited operating history. We are dependent upon proceeds received from our IPO to conduct our proposed activities. In addition, we currently own only two properties or real estate-related assets. The capital required to purchase any property or real estate-related asset will be obtained from the proceeds of our IPO and from any indebtedness that we may incur in connection with the acquisition of any property or thereafter.

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For the three months ended March 31, 2013, we incurred a net loss of approximately $2.0 million. The substantial cause of the net loss resulted from acquisition transaction costs of approximately $1.3 million which we incurred upon the acquisition of the Tilden house. We also incurred approximately $640,000 representing, general and administrative costs which consisted primarily of legal and accounting fees and payroll reimbursements.

Our Advisor will advance our organization and offering expenses to the extent we do not have the funds to pay such expenses. Organization and offering expenses advanced by our Advisor became liabilities to us when our primary offering broke escrow on December 28, 2012. We will reimburse our Advisor up to 2% of the total offering price paid by investors (which includes proceeds to us from the sale of Common Shares, plus applicable selling commissions and dealer manager fee) for organization and offering expenses. As of March 31, 2013, our Advisor had incurred approximately $4.9 million of organization and offering expenses of which $80,245 has been billed to us.

If we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elect to be taxed as a REIT, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

Liquidity and Capital Resources

We are dependent upon the net proceeds from our IPO to conduct our proposed operations. We will obtain the capital required to purchase properties and other investments and conduct our operations from the proceeds of our IPO and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations.

If we are unable to raise substantially more funds in our IPO than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in our IPO. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. We do not expect to establish a permanent reserve from our offering proceeds for maintenance and repairs of real properties, as we expect the vast majority of leases for the properties we acquire will provide for tenant reimbursement of operating expenses. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from offering proceeds, out of cash flow from operations or net cash proceeds from the sale of properties. In addition, the terms of our mortgage loan payable requires us to deposit certain replacement and other reserves with the lender.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Advisor and Allied Beacon Partners, Inc., a Florida corporation (our “Dealer Manager”). During our organization and offering stage, these payments will include payments to the dealer manager for selling commissions and dealer manager fee. During this stage, we also will make payments to our Advisor for reimbursement of certain other organization and offering expenses. However, we will not reimburse our advisor (except in limited circumstances) for other organization and offering expenses to the extent that our total payments for other organization and offering expenses would exceed 2% of the total offering price paid by investors in our IPO. During our acquisition and development stage, we expect to make payments to our Advisor in connection with the selection and origination or purchase of investments and the management of our assets and to reimburse certain costs incurred by our Advisor in providing services to us. The advisory agreement has a one-year term but may be renewed for an unlimited number of successive one-year periods upon the mutual consent of our Advisor and our independent directors.

To maintain our qualification as a REIT after attaining it, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. We expect that our board of directors will authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We expect to continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board and will be influenced in part by its intention to comply with REIT requirements of the Internal Revenue Code of 1986, as amended (the “Code”). We have not established a minimum distribution level.

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Net Cash Flows from:

Operating Activities

Net cash flows used in operating activities amounted to $2.3 million in the three months ended March 31, 2013 mostly due to acquisition transaction costs of $1.3 million incurred upon the acquisition of a managing interest in Tilden House in March 2013.

Investing Activities

Net cash flows used by investing activities amounted to $14.8 million during the three months ended March 31, 2013, resulting from the acquisition of a managing interest in Tilden House and an interest in a mortgage note receivable.

Financing Activities

Net cash flows provided by financing activities amounted to $15.8 million for the three months ended March 31, 2013. During the three months ended March 31, 2013, we received proceeds of $14.5 million from a new mortgage note payable to partially fund the acquisition of Tilden House. In addition, during the period we received approximately $2.0 million from the sale of our Common Shares.

Acquisitions

Our Advisor expects to evaluate potential acquisitions of real estate and real estate-related assets and to engage in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract is executed that contains specific terms the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from offerings of Common Shares in certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Distributions

On December 28, 2012, our board of directors declared daily distributions on our Common Shares at a daily rate of $0.00210958904 per Common Share. The distributions began to accrue as of daily record dates beginning on January 1, 2013, and are aggregated and paid monthly, on payment dates determined by us, to stockholders who hold Common Shares as of such daily record dates. We expect to continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board and will be influenced in part by its intention to comply with REIT requirements of the Code.

We expect to have little, if any, funds from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need funds from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, our board will authorize and we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to look to proceeds from our IPO or from the issuance of securities in the future, or to third-party borrowings, to fund our distributions. We also may fund such distributions from advances from our Sponsor or from any waiver of fees by our Advisor.

Our board has the authority under our organizational documents, to the extent permitted by Maryland law, to authorize the payment of distributions from any source without limits, including proceeds from our IPO or the proceeds from the issuance of securities in the future, and we expect that, at least in the early stages of our existence, we will use the proceeds of our IPO to pay distributions.

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. If we meet the REIT qualification requirements, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders.

We have not established a minimum distribution level, and our charter does not require that we make distributions to our stockholders.

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Leverage Policies

We may use borrowing proceeds to finance acquisitions of new properties or other real estate-related loans and securities; to originate new loans; to pay for capital improvements, repairs or tenant build-outs to properties; to pay distributions; or to provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our investment strategy is to utilize primarily secured and possibly unsecured debt to finance our investment portfolio; however, given the current debt market environment, we may elect to forego the use of debt on some of or all our future real estate acquisitions. We may elect to secure financing subsequent to the acquisition date on future real estate properties and initially acquire investments without debt financing. To the extent that we do not finance our properties and other investments, our ability to acquire additional properties and real estate-related investments will be restricted.

We currently have $14.5 million of mortgage notes payable outstanding. Once we have fully invested the proceeds of our IPO, assuming we sell the maximum amount, we expect that our portfolio-wide loan-to-value ratio (calculated after the close of our IPO) will be approximately 65%. For purposes of calculating our 65% target leverage, we will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets. There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter allows us to incur leverage up to 300% of our total “net assets” (as defined by our charter and the Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted by the membership of the North American Securities Administrators Association on May 7, 2007) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. We may only exceed this 300% limit with the approval of a majority of our independent directors. During the early stages of our IPO, our independent directors may be more likely to approve debt in excess of this limit. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly

The form of our indebtedness may be long-term or short-term, secured or unsecured, fixed or floating rate or in the form of a revolving credit facility or repurchase agreements or warehouse lines of credit. Our Advisor will seek to obtain financing on our behalf on the most favorable terms available.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We will not borrow from our Advisor or its affiliates to purchase properties or make other investments unless a majority of our directors, including a majority of the independent directors not otherwise interested in the transaction, approves the transaction after determining that it is fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. In order to arrive at such a determination, our directors will examine data regarding comparable loans between unaffiliated parties in consultation with counsel and independent financial advisors, investment bankers or mortgage brokers.

On March 29, 2013 we obtained a first mortgage loan (the “Loan”) from Doral Bank in an amount equal to $14.5 million to provide the acquisition funding for Tilden House. The Loan has an initial five-year term ending on April 30, 2018 and provides us with the option to extend the maturity date to April 30, 2023. The Loan bears interest at a per annum fixed rate of 5.0%. The Loan is secured by a mortgage on Tilden House.

Other Obligations

In an effort to provide our stockholders with liquidity in respect of their investment in Common Shares, we have adopted a share repurchase program whereby on a daily basis, stockholders who have held their Common Shares for at least one year may request that we repurchase all or any portion (but generally at least 25%) of their Common Shares. Prior to the NAV pricing start date, as defined in the Registration Statement, stockholders who have held their Common Shares for at least one year may have their Common Shares repurchased (a) in the case of hardship, as defined below, at the total offering price paid or (b) in the discretion of the Advisor, at a price of 92% of the total offering price paid, but in neither event at a price greater than the offering price per Common Share under the DRIP. Following the NAV pricing start date, the repurchase price per Common Share on any business day will be 95% of our NAV per Common Share for that day, calculated after the close of business on the repurchase request day, without giving effect to any share purchases or repurchases to be effected on such day; provided, however, that while the primary offering is ongoing, in no event will the repurchase price following the NAV pricing start date exceed the then-current offering price under the primary offering. We define ‘‘hardship’’ to mean: (a) the death of a stockholder; (b) the bankruptcy of a stockholder; (c) a mandatory distribution under a stockholder’s IRA; or (d) another involuntary exigent circumstance, as approved by our board. Prior to the NAV pricing start date, we will limit the Common Shares repurchased during any calendar quarter to 1.25% of the weighted average number of Common Shares outstanding during the previous calendar quarter, or approximately 5% of the weighted average number of Common Shares outstanding in any 12-month period. Following the NAV pricing start date, we will limit Common Shares repurchased during any calendar quarter to 5% of NAV as of the last day of the previous calendar quarter or as of the NAV pricing start date if it occurred during the then-current quarter, or approximately 20% of NAV in any 12-month period. Our board of directors have the right to modify, suspend or terminate the share repurchase program for any reason.

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Contractual Obligations

The following table presents the principal amount of our long-term debt maturing each year, including amortization of principal based on debt outstanding at March 31, 2013:

	2013	2014	2015	2016	2017	Thereafter	Total
Contractual obligations:
Mortgage Note Payable	$141,429	$221,164	$232,479	$244,373	$256,876	$13,403,679	$14,500,000
Total	$141,429	$221,164	$232,479	$244,373	$256,876	$13,403,679	$14,500,000

Critical Accounting Policies

Our accounting policies have been established to conform with GAAP and in conjunction with the rules and regulations of the SEC. We consider these policies critical because they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. A discussion of the accounting policies that management considers critical in that they involve significant management judgments, assumptions and estimates is included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC. In addition, refer to Note 2 of our consolidated financial statements for a discussion of additional accounting policies.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

We may be exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition, expansion and refinancing of our real estate investment portfolio and operations. We may also be exposed to the effects of changes in interest rates as a result of the acquisition and origination of mortgage, mezzanine, bridge and other loans. Our profitability and the value of our investment portfolio may be adversely affected during any period as a result of interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. We may manage interest rate risk by maintaining a ratio of fixed-rate, long-term debt such that floating rate exposure is kept at an acceptable level. In addition, we may utilize a variety of financial instruments, including interest rate caps, floors, and swap agreements, in order to limit the effects of changes in interest rates on our operations. When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our Common Shares and that the losses may exceed the amount we invested in the instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not anticipate having any foreign operations and thus we do not expect to be exposed to foreign currency fluctuations.

Item 4. Controls and Procedures.

Disclosure Controls and Procedures

Our disclosure controls and procedures include our controls and other procedures designed to provide reasonable assurance that information required to be disclosed in this and other reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized and reported within the required time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to management, including our chief executive officer and chief financial officer, to allow timely decisions regarding required disclosures. It should be noted that no system of controls can provide complete assurance of achieving a company’s objectives and that future events may impact the effectiveness of a system of controls.

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Our chief executive officer and chief accounting officer, together with other members of our management, after conducting an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act), concluded that our disclosure controls and procedures were effective as of March 31, 2013 at a reasonable level of assurance.

Changes in Internal Control over Financial Reporting

There have been no changes in our internal control over financial reporting during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings.

We are not a party to any material pending legal proceedings.

Item 1A. Risk Factors.

There have been no material changes from the risk factors disclosed in the “Risk Factors” section of our Annual Report on Form 10-K dated March 29, 2013 filed with the SEC.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.

During the period covered by this Quarterly Report, we did not sell any equity securities that were not registered under the Securities Act of 1933, as amended and we did not repurchase any of our securities.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

None.

Item 6. Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K listed on the Exhibit Index (following the signatures section of this Quarterly Report) are included herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Realty Trust Incorporated

Date: May 14, 2013	By:	/s/ Jacob Frydman
Jacob Frydman
Chief Executive Officer, Secretary and Chairman of the Board of Directors (Principal Executive Officer)

Date: May 14, 2013	By:	/s/ Joseph LoParrino
Chief Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)

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EXHIBIT INDEX

The following exhibits are included, or incorporated by reference, in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
31.1 *	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2 *	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32 *	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101 *	XBRL (eXtensible Business Reporting Language). The following materials from the United Realty Trust Incorporated Quarterly Report on Form 10-Q for the three months ended March 31, 2013, formatted in XBRL: (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations, (iii) the Consolidated Statement of Equity, (iv) the Consolidated Statement of Cash Flows and (v) the Notes to the Consolidated Financial Statements. As provided in Rule 406T of Regulation S-T, this information in furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934

* Filed herewith

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Annex B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

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UNITED REALTY TRUST INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED REALTY TRUST INCORPORATED
44 Wall Street, Second Floor
New York, New York 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 13, 2013

April 30, 2013

To the Stockholders of United Realty Trust Incorporated:

I am pleased to invite our stockholders to the 2013 Annual Meeting of Stockholders (“Annual Meeting”) of United Realty Trust Incorporated, a Maryland corporation. The Annual Meeting will be held on Thursday, June 13, 2013 at the offices of United Realty Trust Incorporated, located at 44 Wall Street, Second Floor, New York, New York 10005, commencing at 12:00 p.m. (local time). At the Annual Meeting, you will be asked to (i) elect five members to the Board of Directors, (ii) consider and vote upon certain amendments to United Realty Trust Incorporated’s charter (the “Charter”), which will cause the Charter to conform to certain guidelines under state securities laws, (iii) consider and vote upon an amendment to United Realty Trust Incorporated’s 2012 Stock Incentive Plan (the “Stock Incentive Plan”), which will cause the Stock Incentive Plan to conform to certain guidelines under state securities laws, (iv) consider and ratify the appointment of Ernst & Young LLP as United Realty Trust Incorporated’s independent public accountant for the fiscal year ending December 31, 2014 and (v) consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Our Board of Directors has fixed the close of business on Tuesday, April 30, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Record holders of shares of our Common Shares, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about the proposals or would like additional copies of the proxy statement, please contact United Realty Trust Incorporated, 44 Wall Street, Second Floor, New York, New York 10005, (212) 388-6800, Attention: Investor Relations.

Whether you own a few or many Common Shares and whether you plan to attend the Annual Meeting in person or not, it is important that your Common Shares be voted on matters that come before the Annual Meeting. You may authorize a proxy to vote your Common Shares by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your Common Shares by marking your votes on the proxy card, signing and dating it and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your Common Shares voted in accordance with the directors’ recommendations. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, reminding you to vote your Common Shares.

You are cordially invited to attend the Annual Meeting. Your vote is important.

By Order of the Board of Directors,
/s/ Jacob Frydman Jacob Frydman, Chief Executive Officer, Secretary and Chairman of the Board of Directors

UNITED REALTY TRUST INCORPORATED

i

UNITED REALTY TRUST INCORPORATED
44 Wall Street, Second Floor
New York, New York 10005

PROXY STATEMENT

The accompanying proxy card, mailed together with this proxy statement (this “Proxy Statement”) and our 2012 Annual Report, is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of United Realty Trust Incorporated, a Maryland corporation (which we refer to in this Proxy Statement as the “Company”), for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 44 Wall Street, Second Floor, New York, New York 10005. This Proxy Statement, the accompanying proxy card, Notice of Annual Meeting and our 2012 Annual Report were first mailed to our stockholders on or about April 30, 2013.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Stockholders Meeting To Be Held on Thursday, June 13, 2013

This Proxy Statement and our 2012 Annual Report are available at:http://viewproxy.com/URTI/2013/.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on Thursday, June 13, 2013, commencing at 12:00 p.m.. (local time) at the offices of United Realty Trust Incorporated, located at 44 Wall Street, Second Floor, New York, NY 10005.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect five directors for one-year terms expiring in 2014 and until their successors are duly elected and qualified;
2.	consider and vote upon certain amendments to the Charter, which will cause the Charter to conform to certain guidelines under state securities laws;
3.	consider and vote upon an amendment to the Stock Incentive Plan, which will cause the Stock Incentive Plan to conform to certain guidelines under state securities laws;
4.	consider and ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm (the “Independent Auditor”) for the fiscal year ending December 31, 2013; and
5.	consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of our Common Shares (as defined below) entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, is the close of business on Tuesday, April 30, 2013. As of the record date, 476,633 shares of our common stock, par value 0.01 per share (“Common Shares”) were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Shares has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting can be obtained by calling us at (212) 388-6800 and asking for the Investor Relations desk. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their Common Shares:

•	via the Internet at http://viewproxy.com/URTI/2013/; or
•	by telephone, by calling (212) 388-6800.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your Common Shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your Common Shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your Common Shares, see your proxy card enclosed with this Proxy Statement. You may also vote your Common Shares at the Annual Meeting. If you attend the Annual Meeting, you may submit your vote in person, and any previous votes that you submitted by mail or authorized by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Common Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the Common Shares will be voted “FOR” the matters set forth named in the proxy.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: United Realty Advisors LP, 44 Wall Street, Second Floor, New York, NY 10005; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your Common Shares will be voted as recommended by the Board of Directors.

What vote is required to elect directors?

Each director is elected by the affirmative vote of a majority of votes cast at the meeting, provided a quorum is present. Any Common Shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. A “broker non-vote” occurs when a broker who holds Common Shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of Common Shares.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Charter.

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Will you incur expenses in soliciting proxies?

We will bear all costs associated with soliciting proxies for the meeting. Solicitations may be made on behalf of the Board of Directors by mail, personal interview, telephone or other electronic means by our officers and other employees of the Advisor, as defined below, who will receive no additional compensation. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to people on whose behalf they hold Common Shares and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our Common Shares.

Our external advisor, United Realty Advisors LP (the “Advisor”), will solicit proxies. We will not pay the Advisor for such services; however, we will provide reimbursement of its reasonable out-of-pocket expenses. As the date of the 2013 annual meeting of stockholders approaches, certain stockholders may receive a telephone call from a representative of the Advisor if their votes have not yet been received. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the Advisor representative is required to ask for each stockholder’s full name and address, or the zip code or employer identification number, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the Advisor representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to the Advisor, then the Advisor representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Advisor representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than read any recommendations set forth in this proxy statement. The Advisor will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter or mailgram to confirm his or her vote and asking the stockholder to call the Advisor immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your Common Shares may be registered differently or held in a different account. You should authorize a proxy to vote the Common Shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your Common Shares are voted. If you hold your Common Shares in registered form and wish to combine your stockholder accounts in the future, you should call us at (212) 388-6800. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our Annual Report or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling us at (212) 388-6800 or by mailing a request to United Realty Trust Incorporated, 44 Wall Street, Second Floor, New York, New York 10005, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my Common Shares?

Please call United Realty Advisors LP, our proxy solicitor, at (212) 388-6800.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2014 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on December 1, 2013 and ending at 5:00 p.m., Eastern Time, on December 31, 2013. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: 44 Wall Street  — Second Floor, New York, New York 10005, Attention: Jacob Frydman, Chief Executive Officer, Secretary and Chairman of the Board of Directors. For additional information, see the section in this Proxy Statement captioned “Stockholder Proposals for the 2014 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR” ITEMS SET FORTH IN THIS PROXY STATEMENT. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING OTHER THAN THE ITEMS SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations by the Advisor. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The charter of the Company (the “Charter”) and bylaws provide that the number of directors shall be fixed by a resolution of the Board of Directors; provided, however, that from the commencement of the Company’s ongoing initial public offering the number of directors shall never be less than three nor more than 15. The number of directors on the Board is currently fixed at five.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2014 annual meeting of stockholders and until his successor is duly elected and qualifies: Messrs. Jacob Frydman, Eli Verschleiser, Robert Levine and David B. Newman and Dr. Daniel Z. Aronzon. Each nominee currently serves as a director of the Company.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the five nominees. If you do not wish your Common Shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your Common Shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by a majority of votes cast at the Annual Meeting, provided that a quorum is present. Any Common Shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, Common Shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
Jacob Frydman	55	Chief Executive Officer, Secretary and Chairman of the Board of Directors
Eli Verschleiser	38	President, Treasurer and Director
Dr. Daniel Z. Aronzon	65	Independent Director
Robert Levine	63	Independent Director
David B. Newman	52	Independent Director

Business Experience of Nominees

Jacob Frydman is the Chief Executive Officer and Chairman of the Board of Directors of both the company and our advisor and is the Secretary of our company. Mr. Frydman has served as Managing Partner of Hudson-York Capital, LLC, a real estate investment and development firm, and its predecessor firms, from May 1995 through the present, and is a founding Managing Partner of Lambdastar Infrastructure Partners, LLC, an infrastructure investment fund, from May 2007 to the present. Mr. Frydman has more than 30 years’ experience in developing and investing in real estate, including value-added real estate assets, as well as in infrastructure and other business transactions. Through his affiliates, Mr. Frydman has acquired over five million square feet of existing and to-be-developed real estate located on the east coast of the United States, and has participated in acquisition and development transactions valued at over $1 billion, including projects under development and not yet completed. Notable transactions by Mr. Frydman, on his own or with other individual investors, include: developing Two Dag Hammerskjöld Plaza (acquired in 1996 or 1997 by 866 Dag Associates LP, an affiliate of Mr. Frydman), an office condominium tower in midtown Manhattan used by foreign governments for their missions to the United Nations; redeveloping the Aetna Building in lower Manhattan’s financial district (acquired in 1996 by Williams and Fulton Associates LP, an affiliate of Mr. Frydman, and sold in 2001); acquiring the unfinished Global Crossing New York headquarters in 2003 from Goldman Sachs, which Mr. Frydman successfully repositioned for adaptive re-use as a mixed-use development and sold in 2005; purchasing the NBC New York television studios in 2000 from NBC’s parent, General Electric, and entering into a production arrangement with Procter & Gamble; and in 2003 acquiring 500 Tenth Avenue in Manhattan, which Mr. Frydman re-developed into the DHL Center and still owns.

Mr. Frydman has spent the majority of his 30-year career focused on value-added investments based on his strengths in structuring, financing and executing highly complex real estate transactions. Both as a lawyer assisting clients and, primarily as an investor, Mr. Frydman has repeatedly conceived of and executed strategic solutions to deal with complex business problems. Mr. Frydman has developed numerous properties from Florida to New York, including golf course communities, planned unit developments, and townhouse projects. Since 2004, he has been a managing founder of Surrey Equities, LLC, a firm specializing in developing, acquiring and managing strip shopping centers. He believes in “smart growth” and strives to make his projects environmentally sound. He has developed residential projects, urban retail projects, suburban office buildings, medical office buildings, financial center office buildings, active adult communities, residential projects, senior housing, student housing, assisted living and specialized dementia care facilities. Mr. Frydman has operated various businesses, including television production studios that, in an arrangement with Procter & Gamble, from January 1999 until September 2010 produced one of the longest-running television daytime dramas, “As The World Turns.”

Mr. Frydman has participated as a speaker and panelist at numerous industry seminars, where he speaks on matters relating to real estate investment and infrastructure investment. Mr. Frydman has also been a guest lecturer on real estate finance at Columbia University’s Masters of Real Estate Development program in the School of Architecture, and as a participant in the Master’s Lecturer series sponsored by New York Law School, where he lectured on “Risk and Relative Risk in Business Transactions.” Since June 2011 Mr. Frydman has been a member of the Board of Directors of the Bardavon Opera House, home of the Hudson Valley Philharmonic. Mr. Frydman is a graduate of Boston University (B.S., Finance) and Case Western Reserve University School of Law (Juris Doctor).

We believe that Mr. Frydman’s prior management experience at real estate investment and development firms, and his significant real estate acquisition and development experience for his own account, make him well qualified to serve as the Chairman of our Board of Directors.

Eli Verschleiser is our President and is a member of our Board of Directors. He is also President of our advisor. Mr. Verschleiser has served as Chief Executive Officer of Multi Capital Group and as Chairman of The Multi Group of Companies from 2001 through the present. Multi Capital Group is a private real estate investment banking firm specializing in sourcing financial solutions for its real estate clients. Through his companies Mr. Verschleiser has been involved in over $6 billion of real estate transactions. Among the transactions financed by Multi Capital Group are Norden Park Plaza, a 650,000 square foot corporate center in Norwalk CT, which is occupied by major corporate tenants, including Northrop Grumman, Gibbs College and Pepperidge Farm; the Pennsylvania Power & Light Building in Allentown, Pennsylvania designed by Robert A.M. Stern, Dean of the Yale School of Architecture — which won a 2004 top-ten award from the National American Institute of Architects Committee on the Environment; the Penske Headquarters campus in Reading, PA; and the Eaton Corporation Center in Cleveland, Ohio. Most recently, the Multi Group of Companies was retained as the buy-side advisor in connection with the $218 million acquisition of 88 Leonard Street, a 352-unit luxury apartment tower in Manhattan’s Tribeca neighborhood.

In addition to his investment banking activities, Mr. Verschleiser has developed commercial and residential projects in New York City and elsewhere for his own account. Among those projects Mr. Verschleiser was responsible for the Trump Tower Philadelphia, a 50-story residential tower on the Philadelphia waterfront that is in the construction phase, although construction is currently on hold. Mr. Verschleiser conceived of this project, brought Donald J. Trump in as a participant, acquired the site, raised the equity and sourced the debt for the transaction, and selected and retained the architect and other project professionals. Mr. Verschleiser worked with Governor Ed Rendell and state lawmakers to obtain the necessary approvals to build the project. Mr. Verschleiser was also responsible for assembling the development team which was the successful bidder for the 858-acre RFP for the Master Re-Development of Riviera Beach, Florida, a 15 year, $1.4 billion, master redevelopment project including infrastructure, the building of schools and community facilities, marinas, hotels, residential and commercial properties.

Mr. Verschleiser has been involved in the sales of hundreds of millions of dollars of contracts in connection with the purchase of more than one million square feet of office and mixed use buildings nationwide. Mr. Verschleiser’s ability to envision a project from concept to completion, and to forge a strategic direction for it, has allowed him to recognize value in commercial real estate projects nationwide. In October 2010, Mr. Verschleiser led the team which underwrote the first credit-rated, bond issuance on the Tel Aviv Stock Exchange for a U.S.-based private real estate company which successfully issued more than 260 million Shekel (or approximately $60 million as of the date of issuance) of bonds to finance U.S. real estate transactions. Mr. Verschleiser has built long standing professional relationships with key financial institutions including commercial banks, conduits, pension funds, equity funds and insurance companies, in addition to major developers and investors throughout the U.S. and abroad, whom he calls upon to enter into to joint ventures and to finance projects undertaken by him and his clients.

Mr. Verschleiser is involved in numerous community and philanthropic organizations, and since 1998 has been a co-founder and board member of Our Place, a New York City based not-for-profit organization that provides support for teens in trouble. Mr. Verschleiser attended New York University’s Real Estate Institute, or REI. Since February 2011 he has also been a board member of The Brownstone, a philanthropic organization that sponsors summer programs in New York City for college students from outside of the state. At the age of 17, while a high school student, Mr. Verschleiser was subpoenaed to appear before a federal grand jury inquiring into the fraudulent activities of a group of individuals he knew. Mr. Verschleiser exercised his Fifth Amendment rights and continued to do so after being given “use immunity.” Mr. Verschleiser appeared before a federal judge who directed him to reappear. He did not reappear and, instead, moved overseas, where he remained for several years. While overseas, a federal indictment was unsealed naming over 20 individuals in connection with fraudulent activities, including Mr. Verschleiser. Approximately two years later, his family contacted an attorney to help him return to the country. He eventually pleaded guilty to one count of failure to appear, a misdemeanor. He received one-year probation and 100 hours of community service as a sentence. The charges against him related to the fraudulent activities were dismissed.

Mr. Verschleiser has built a team of professionals and strategic partners at The Multi Group of Companies that has a broad range of experience, ranging from loan structuring, underwriting and analysis to distressed asset workouts, project management and syndications. His leadership ability in directing these teams is evidenced by the extensive array of successful projects spearheaded by The Multi Group of Companies.

We believe that Mr. Verschleiser’s prior management experience as the Chief Executive Officer of The Multi Group of Companies, and his extensive commercial real estate development experience, make him well qualified to serve as a director on our board.

Dr. Daniel Z. Aronzon M.D., F.A.A.P. is an independent director. Mr. Aronzon is a cum laude graduate of Union College, where he majored in French Literature. He received his medical degree at New York Medical College and completed his Pediatric Residency including a 4th year Chief Residency at the Albert Einstein College of Medicine — Jacobi Hospital Center.

Dr. Aronzon served from November 2000 to January 2004 as Senior Vice President for Medical Affairs at Vassar Brothers Medical Center, a 365-bed acute care facility and the regional referral center for the Mid Hudson Valley, and concurrently as Chief Medical Officer for Health Quest, its parent system. In January 2004 he became President and CEO of Vassar Brothers Medical Center, a position he held through December 2011.

Dr. Aronzon joined a private pediatric practice in Poughkeepsie, New York, in July of 1979, and practiced general pediatrics for 21 years until October 2000. The practice grew into The Children’s Medical Group, or CMG, one of the largest and most recognized practices in the Northeast, encompassing 8 offices, 25 pediatricians and over 110,000 patient visits per year. Dr. Aronzon was one of CMG’s founding partners and its first Medical Director.

In 1979, Dr. Aronzon also joined the medical staff of Vassar Brothers Medical Center in 1979 and over the years became involved in Medical Staff Governance at Vassar serving as chairman of the By Laws, Credentials, and Quality Improvement Committees, and finally was elected to multiple terms as President of the Medical and Dental Staff.

Dr. Aronzon joined the faculty of the New York University School of Medicine in July of 1977 as an Assistant Professor, Associate Director of Pediatric Ambulatory Care and Director of the Pediatric Emergency Service at Bellevue Hospital Center, one of the largest services of its kind in the country. At NYU, he was recognized by the graduating class of 1979 as its “Distinguished Teacher.”

He is the co-author of a comprehensive multidisciplinary text in Pediatric Medicine titled Primary Care Pediatrics, published in 2001 by Lippincott, Williams and Wilkins. He is also a fellow of the New York Academy of Medicine, the American Academy of Pediatrics, and a member of the American College of Physician Executives.

In the community Dr. Aronzon has been a longstanding member of the Poughkeepsie Rotary Club, where he organized a county-wide childhood immunization effort that achieved statewide recognition. From 1989 – 1991, he served as a member of the Board at the Mid Hudson Chapter of the March of Dimes. From 1980 to 1986, Dr. Aronzon was on the Board of Rehabilitation Programs Inc., where he developed the region’s first infant screening program for high risk graduates of neonatal intensive care units. He was also a past Board member for the local chapters of the American Cancer Society from 2005 to 2010 and the American Heart Association from 2004 to 2010. Since 2002, he has chaired Marist College’s Pre-Health Advisory Board. He is the past Chair of the Board of Governors of the United Way of Dutchess County, which he has served on since 2004, and currently sits on the Board of the United Way of the Mid Hudson Valley, Pattern for Progress since 2006, and SPARC since 2000. On a national level, he has served since 2000 on the Pediatric Advisory Council for the Anne E. Dyson Initiative, a collaborative venture between the American Academy of Pediatrics and the Dyson Foundation.

Dr. Aronzon was the 2009 inaugural recipient of the Bernard Handel Community Service Award, given by Dutchess Community College to foster leadership in the not-for-profit arena and has been honored with numerous other service awards from organizations such as the Center for the Prevention of Child Abuse, Mill Street Loft, the Jewish Community Center, the Children’s Dream Foundation, the Juvenile Diabetes Foundation and Heal the Children. The American College of Health Care Executives honored him with its Regent’s Award for excellence in health care management. Dr. Aronzon has also participated in numerous medical missions to Colombia.

We believe that Dr. Aronzon’s extensive experience on the boards of directors of other organizations and the honors he received while serving in a management role in the healthcare industry show that he is well qualified to serve as a director on our board.

Robert S. Levine is an independent director. He has practiced law as a partner in the firm of Levine & Levine, P.C. since 1974, having graduated from American University in 1971 and New England School of Law in 1974. He is admitte to the practice of law in the State of New York and the United States District Court (Southern, Northern and Eastern Districts of New York). His practice is concentrated in commercial real estate and financing. He is a former Adjunct Professor of Real Property Law for Marist College. Mr. Levine served as a member of the board and general counsel to BestEDeal.com, Inc., a meta internet search company, from February 2000 to December 2003.

Mr. Levine was a board member of the Dutchess County Criminal Coordinating Council from January 1992 through December 1996, the Southeastern Library Resource Council from 1984 through 1988, and the Hospice Foundation of Dutchess County from January 2001 through December 2004. He has been a board member of the Bardavon Opera House since January 2011, having previously served on its board from January 2006 to December 2009, and has served on the board of the Jewish Federation of Dutchess County since March 2008. He is currently a member of the City of Poughkeepsie Planning Board, having been appointed to that position in September 2011. Mr. Levine has developed, and currently owns and operates, commercial and residential real estate projects including Post Road Associates, Red Oaks Mills and Neptune Development. The real estate projects consist principally of retail strip malls with both national and regional tenants, and professional office and residential projects. Mr. Levine is currently developing a 91-unit residential condominium project known as Overlook Place in Dutchess County, New York.

We believe that Mr. Levine’s experience in commercial and real estate development and his extensive experience as an attorney specializing in commercial real estate make him well qualified to serve as a director of our company.

David B. Newman is an independent director. Since May 2011, David Newman has been a Senior Managing Director and investment banker at Brock Securities LLC, the capital markets group of Brock Capital Group LLC, a corporate advisory and consulting firm. Prior to joining Brock Securities LLC, Mr. Newman served as the Chief Investment Officer of Empire American Holdings LLC from December 2008 to March 2011, the holding company of Empire American Realty Trust, Inc., a REIT focused on investments in multifamily properties, and as the Chief Operating Officer and a director of Empire American Realty Trust, Inc. from June 2009 to January 2011. Mr. Newman has over 20 years of experience in the real estate industry involving many aspects of real estate investment, capital markets, management and development. From July 2009 to January 2011, Mr. Newman also served as a REIT Committee Member of the Investment Program Association, or IPA, an advocacy group representing participants in the direct investment industry. From April 2004 until December 2008, Mr. Newman was part of the Related Retail development group at The Related Companies, a real estate development and management firm based in New York City.

From 1992 until 2004, Mr. Newman served as General Counsel to Strategic Development Concepts, Inc., a Westchester, New York-based real estate company, where he was responsible for helping manage the company’s legal affairs, business operations and commercial property activities. Mr. Newman commenced his career as an attorney with the corporate practice group of the law firm Kramer Levin Naftalis & Frankel and subsequently worked in the corporate practice group of the law firm Wachtel & Masyr, with a concentration in corporate and securities law. Since 2004, Mr. Newman has served as President of David B. Newman Consultants, Inc., a New York-based corporation.

Mr. Newman earned a Juris Doctorate from the Fordham University School of Law in New York, New York in 1985 and a Bachelor of Business Management degree, cum laude, from Hofstra University in Hempstead, New York in 1982.

We believe that Mr. Newman’s extensive experience in the real estate industry makes him well qualified to serve as a director on our board.

Recommendation of the Board of Directors

The Board of Directors unanimously recommend a vote “FOR” the election of the directors set forth above to serve until the 2014 Annual Stockholders Meeting and until their successors are duly elected and qualified.

Information About the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations, including the acquisition of our properties. The Advisor is owned and controlled by Mr. Jacob Frydman, our chairman, chief executive officer and secretary, and Mr. Eli Verschleiser, our president.

The Board of Directors held a total of two meetings during the fiscal year ended December 31, 2012 and took action by written consent on both occasions. All directors and nominees attended at least 75% of the total number of meetings while they were a member of the Board of Directors. We anticipate that all directors and nominees will attend the Annual Meeting. We encourage all directors and director nominees to attend our annual meetings of stockholders.

The Board of Directors has approved and organized an audit committee and a compensation committee. The Company does not currently have a nominating and corporate governance committee or a conflicts committee. The Board of Directors carries out the responsibilities typically associated with nominating and corporate governance committees and conflicts committees. The Company does not have any employees.

Leadership Structure of the Board of Directors

Jacob Frydman serves as both our chairman of the Board and our chief executive officer. As chief executive officer, Mr. Frydman is responsible for the daily operations of the Company and implementing the Company’s business strategy. The Board of Directors believes that because the chief executive officer is ultimately responsible for ensuring the successful operation of the Company and its business, which is also the main focus of the Board’s deliberations, the chief executive officer is the most qualified director to act as chairman. The Board of Directors may modify this structure to best address the Company’s circumstances for the benefit of its stockholders when appropriate.

The Company’s management believes that having a majority of independent, experienced directors, provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of all property acquisitions, incurrence and assumptions of debt, its oversight of the Company’s executive officers and the Advisor, managing risks associated with independence of the members of the Board, and reviewing and approving all transactions with affiliated parties and resolving other conflicts of interest between the Company and its subsidiaries, on the one hand, and United Realty Advisor Holdings LLC (the “Sponsor”), a Delaware limited liability company, any director, the Advisor or their respective affiliates, on the other hand. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

The Board of Directors established an audit committee in August 2012. Our audit committee held three meetings during the fiscal year ended December 31, 2012. The charter of the audit committee is available to any stockholder who requests it c/o United Realty Trust Incorporated, 44 Wall Street, Second Floor, New York, New York 10005. The audit committee charter is also available on the Company’s website at http://unitedrealtytrust.com by clicking on “Investor Relations — Audit Committee Charter”. Our audit committee consists of Messrs. Levine and Newman and Dr. Aronzon, each of whom is “independent” within the meaning of the applicable (i) provisions set forth in the Charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules. The Board has determined that David B. Newman is qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC and is an independent director.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

During the fiscal year ended December 31, 2012, all of the members of the audit committee voted to approve the filing of the Company’s Quarterly Report.

The audit committee’s report on our financial statements for the fiscal year ended December 31, 2012 is discussed below under the heading “Audit Committee Report.”

Stockholders who would like to propose an independent director candidate for the consideration of the Board of Directors may do so by following the procedures under the section entitled “Stockholder Proposals for the 2014 Annual Meeting — Stockholder Proposals and Nominations for Directors to Be Presented at Meetings” on page 33 of this Proxy Statement.

Compensation Committee

The Board of Directors established a compensation committee in August 2012. Our compensation committee held one meeting during the fiscal year ended December 31, 2012. The charter of the compensation committee is available to any stockholder who requests it c/o United Realty Trust Incorporated, 44 Wall Street, Second Floor, New York, New York 10005. The compensation committee charter is also available on the Company’s website at http://unitedrealtytrust.com by clicking on “Investor Relations — Compensation Committee Charter”. Our compensation committee consists of Messrs. Levine and Newman and Dr. Aronzon, each of whom is “independent” within the meaning of the applicable (i) provisions set forth in the Charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules. Mr. Newman is the chair of our compensation committee

The principal functions of the compensation committee are to:

•	approve and evaluate all compensation plans, policies and programs as they affect our executive officers;
•	review and oversee management’s annual process, if any, for evaluating the performance of our senior officers;
•	oversee our Stock Incentive Plan;
•	assist the board of directors and the chairman in overseeing the development of executive succession plans; and
•	determine from time to time the remuneration for our non-executive directors.

During the fiscal year ended December 31, 2012, all of the members of the compensation committee voted to approve the filing of the Company’s Quarterly Report.

The audit committee’s report on our financial statements for the fiscal year ended December 31, 2012 is discussed below under the heading “Compensation Committee Report.”

Stockholders who would like to propose an independent director candidate for the consideration of the Board of Directors may do so by following the procedures under the section entitled “Stockholder Proposals for the 2014 Annual Meeting — Stockholder Proposals and Nominations for Directors to Be Presented at Meetings” on page 33 of this Proxy Statement.

Oversight of Nominations and Corporate Governance

The Company does not have a standing nominating and corporate governance committee. The Board of Directors believes that because of the size and composition of the Board of Directors, it is more efficient and cost effective for the full Board of Directors to perform the duties of a nominating and corporate governance committee and of a conflicts committee. The entire Board of Directors, including our independent directors, is responsible for (i) identifying qualified individuals to become directors of the Company, (ii) recommending director candidates to fill vacancies on the Board and to stand for election by the stockholders at the annual meeting, (iii) recommending committee assignments, (iv) periodically assessing the performance of the Board and (v) reviewing and recommending appropriate corporate governance policies and procedures for the Company, including developing and recommending a code of business conduct and ethics for the Company’s executive officers and senior financial officers and annually reviewing such code.

The Board of Directors believes that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences. In making its determinations, the Board reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. This review also includes the candidate’s ability to attend regular Board meetings and to devote a sufficient amount of time and effort in preparation for such meetings. The Board also gives consideration to the Board having a diverse and appropriate mix of backgrounds and skills and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understand our business operations and objectives.

The Board of Directors will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s bylaws. See “Stockholder Proposals for the 2014 Annual Meeting” for additional information regarding stockholder nominations of director candidates..

Oversight of Conflicts of Interest

The Company does not have a standing conflicts committee. Instead, the entire Board of Directors, including our independent directors, is responsible for approving transactions, and resolving other conflicts of interest, between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The Board of Directors is responsible for reviewing and approving all transactions with affiliated parties, all purchase or leases of properties from or sales or leases to an affiliate, and reviewing and approving all agreements and amendments to agreements between the Company and affiliates, including the Sponsor or Advisor and their subsidiaries.

During the fiscal year ended December 31, 2012, all of the members of the Board of Directors reviewed our policies and reported that they are being followed by us and are in the best interests of our stockholders. The Board reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand, which occurred during the fiscal year ended December 31, 2012. The Board has determined that all our transactions and relationships with our Sponsor, Advisor and their respective affiliates during the fiscal year ended December 31, 2012 were fair and were approved in accordance with the policies referenced in “Certain Relationships and Related Transactions” below.

Director Independence

Under our organizational documents, we must have no less than three directors and no more than 15. The Charter currently fixes the number of directors at five. A majority of these directors must be “independent” except for a period of up to 60 days after the death, resignation or removal of an independent director. An “independent director” is defined under the Charter as one who is not associated and has not been associated within the last two years, directly or indirectly, with our Sponsor or Advisor. A director is deemed to be associated with our Sponsor or Advisor if he or she: (a) owns an interest in our Sponsor, Advisor or any of their affiliates, other than the Company; (b) is employed by our Sponsor, Advisor or any of their affiliates; (c) is an officer or director of the Sponsor, Advisor or any of their affiliates other than as a director of the Company; (d) performs services, other than as a director, for us; (e) is a director or trustee for more than three REITs organized by our Sponsor or advised by our Advisor; or (f) has any material business or professional relationship with our Sponsor, Advisor or any of their affiliates. A business or professional relationship is considered material per se if the aggregate gross income derived by the director from our Sponsor and our Advisor and affiliates exceeds 5% of the director’s (i) annual gross revenue, during either of the last two years, or (ii) net worth, on a fair market value basis. An indirect relationship with our Sponsor or Advisor includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law, is or has been associated with our Sponsor, Advisor, any of their affiliates or us.

Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Dr. Daniel Z. Aronzon, Robert Levine and David B. Newman have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of the SEC’s director independence standards and audit committee independence standards, as currently in effect. There are no familial relationship between any of our directors and executive officers.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of United Realty Trust Incorporated, 44 Wall Street, Second Floor, New York, New York 10005, Attention: Jacob Frydman, Chief Executive Officer, Secretary and Chairman of the Board of Directors. Mr. Frydman will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

PROPOSAL 2 — APPROVAL OF CERTAIN CHARTER AMENDMENTS TO CONFORM TO CERTAIN GUIDELINES UNDER STATE SECURITIES LAWS

Undertaking to Amend Charter

In connection with our ongoing initial public offering, we filed our charter and certain other documents with the SEC and with the state securities administrators in all states. Certain states require that our charter conform to the Statement of Policy Regarding Real Estate Investments Trusts (the “Guidelines”) adopted by the North American Securities Administrators Association. In general, the Guidelines are intended to protect investors in REITs by imposing certain requirements and standards on the REIT and on the terms of its charter documents.

Certain states, collectively, identified four provisions of our charter that, in their view, deviate slightly from certain requirements contained in the Guidelines as well as difference between our prospectus and our charter. These provisions are identified below. As a condition of allowing us to offer and sell our Common Shares in the initial public offering in these certain states, we agreed to amend these provisions of our charter.

The Proposed Amendments

The specific charter amendments required by such states and proposed for stockholder approval are as follows:

i.	In Section 6.5 of the charter, remove the following text: “or securities of the Corporation.” As amended, Section 6.5 of the charter would provide as follows:

“Section 6.5 Distributions.  The Board of Directors may from time to time authorize the Corporation to declare and pay to Stockholders such dividends or other Distributions, in cash or other assets of the Corporation or in securities of the Corporation or from any other source as the Board of Directors in its discretion shall determine. The Board of Directors shall endeavor to authorize the Corporation to declare and pay such dividends and other Distributions as shall be necessary for the Corporation to qualify as a REIT under the Code; provided, however, Stockholders shall have no right to any dividend or other Distribution unless and until authorized by the Board and declared by the Corporation. The exercise of the powers and rights of the Board of Directors pursuant to this Section 6.5 shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Corporation or by his or her duly authorized agent shall be a sufficient discharge for all dividends or other Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of the Charter or distributions in which (a) the Board advises each Stockholder of the risks associated with direct ownership of the property, (b) the Board offers each Stockholder the election of receiving such in-kind distributions and (c) in-kind distributions are made only to those Stockholders that accept such offer.”

ii.	In Section 6.8.2 of the charter, insert the following text: “The Sponsor or each Person selling Common Shares on behalf of the Corporation may not complete a sale of Common Shares to each prospective Stockholder until at least five business days after the date the Stockholder receives a final Prospectus. The Sponsor or the Person selling Common Shares on behalf of the Corporation shall send each Stockholder a confirmation of his or her purchase.” As amended, Section 6.8.2 would provide as follows:

“Section 6.8.2 Determination of Suitability of Sale.  The Sponsor and each Person selling Common Shares on behalf of the Corporation shall make every reasonable effort to determine that the purchase of Common Shares by a Stockholder is a suitable and appropriate investment for such Stockholder. In making this determination, the Sponsor and each Person selling Common Shares on behalf of the Corporation shall ascertain that the prospective Stockholder: (a) meets the minimum income and net worth standards established for the Corporation; (b) can reasonably benefit from the Corporation based on the prospective Stockholder’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective

Stockholder’s overall financial situation; and (d) has apparent understanding of (i) the fundamental risks of the investment; (ii) the risk that the Stockholder may lose the entire investment; (iii) the lack of liquidity of the Common Shares; (iv) the restrictions on transferability of the Common Shares; and (v) the tax consequences of the investment.

The Sponsor and each Person selling Common Shares on behalf of the Corporation shall make this determination with respect to each prospective Stockholder on the basis of information it has obtained from such prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation and other investments of the prospective Stockholder, as well as any other pertinent factors.

The Sponsor and each Person selling Common Shares on behalf of the Corporation shall maintain records of the information used to determine that an investment in Common Shares is suitable and appropriate for a Stockholder. The Sponsor and each Person selling Common Shares on behalf of the Corporation shall maintain these records for at least six years.

The Sponsor or each Person selling Common Shares on behalf of the Corporation may not complete a sale of Common Shares to each prospective Stockholder until at least five business days after the date the Stockholder receives a final Prospectus. The Sponsor or the Person selling Common Shares on behalf of the Corporation shall send each Stockholder a confirmation of his or her purchase.”

iii.	In Section 10.3 of the charter, remove the following text: “, and until such time as the Common Shares are Listed.” As amended, Section 10.3 of the charter would provide as follows:

“Section 10.3 Investment Limitations.  In addition to other investment restrictions imposed by the Board from time to time, consistent with the Corporation’s objective of qualifying as a REIT, the following shall apply to the Corporation’s investments:

(a) Not more than ten percent of the Corporation’s total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

(b) The Corporation shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Corporation’s ordinary business of investing in real estate assets and Mortgages.

(c) The Corporation shall not invest in or make any Mortgage unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, the Sponsor, any Director or any Affiliate thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the Corporation’s records for at least five years and shall be available for inspection and duplication by any holder of Common Shares for a reasonable charge. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the Mortgage or condition of the title must be obtained.

(d) The Corporation shall not make or invest in any Mortgage, including a construction loan, on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation, would exceed an amount equal to 85% of the appraised value of the property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans outstanding on the property, including the loans of the Corporation” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent per annum of the principal balance of the loan.

(e) The Corporation shall not invest in indebtedness secured by a Mortgage on Real Property which is subordinate to the lien or other indebtedness of the Advisor, any Director, the Sponsor or any Affiliate of the Corporation.

(f) The Corporation shall not issue (i) equity Securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Corporation pursuant to any repurchase plan adopted by the Board on terms outlined in the Prospectus relating to any Offering, as such plan is thereafter amended in accordance with its terms); (ii) debt Securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt, as determined by the Board of Directors or a duly authorized officer of the Corporation; (iii) equity Securities on a deferred payment basis or under similar arrangements; or (iv) options or warrants to the Advisor, the Directors, the Sponsor or any Affiliate thereof except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to Persons other than the Advisor, the Directors, the Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying Securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants issuable to the Advisor, the Directors, the Sponsor or any Affiliate thereof shall not exceed ten percent of the outstanding Shares on the date of grant. The voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

(g) A majority of the Directors or of the members of a duly authorized committee of the Board of Directors shall authorize the consideration to be paid for each Asset, ordinarily based on the fair market value of the Asset. If a majority of the Independent Directors on the Board of Directors or such duly authorized committee determine, or if the Asset is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by such Independent Directors.

(h) The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the Board at least quarterly. The maximum amount of such Leverage in relation to Net Assets shall not exceed 300%. Notwithstanding the foregoing, Leverage may exceed such limit if any excess in borrowing over such level is approved by a majority of the Independent Directors. Any such excess borrowing shall be disclosed to Stockholders in the next quarterly report of the Corporation following such borrowing, along with justification for such excess.

(i) The Corporation will continually review its investment activity to attempt to ensure that it is not classified as an “investment company” under the Investment Company Act of 1940, as amended.

(j) The Corporation will not make any investment that the Corporation believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Corporation.

(k) The Corporation shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

(l) The Corporation shall not engage in securities trading, or engage in the business of underwriting or the agency distribution of securities issued by other Persons.”

iv.	In Section 12.7 of the charter, remove the following text: “. If any Person initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), the Corporation, in its sole discretion, shall have the right to redeem such non-compliant Person’s Shares and any Shares acquired in such tender offer (collectively, the “Tendered Shares”) at a per Share price equal to the lowest of (i) the price then being paid per Common Share purchased in the Corporation’s latest Offering at full purchase price (not discounted for commission reductions or for reductions in sale price permitted pursuant to the Reinvestment Plan), (ii) the estimated value of a Share as determined in the Corporation’s most recent valuation pursuant to Regulatory Notice 09-09 of the Financial Industry Regulatory Authority, Inc., (iii) the fair market value of a Share as determined by an independent valuation obtained by the Corporation or (iv) the lowest tender offer price offered in such Non-Compliant Tender Offer. The Corporation may purchase such Tendered Shares upon delivery of the purchase price to the Person initiating such Non-Compliant Tender Offer and, upon such delivery, the Corporation may instruct any transfer agent to transfer such purchased Shares to the Corporation. In addition, any Person who makes a Non-Compliant Tender Offer shall be responsible for all expenses incurred by the Corporation in connection with the enforcement of the provisions of this Section 12.7, including, without limitation, expenses incurred in connection with the review of all documents related to such tender offer and expenses incurred in connection with any purchase of Tendered Shares by the Corporation. The Corporation maintains the right to offset any such expenses against the dollar amount to be paid by the Corporation for the purchase of Tendered Shares pursuant to this Section 12.7. In addition to the remedies provided herein,” and change the phrase “Non-Compliant Tender Offer” to “any such tender offer.” As amended, Section 12.7 of the charter would provide as follows:

“Section 12.7 Tender Offers.  If any Person makes a tender offer, including, without limitation, a “mini-tender” offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than five percent of the outstanding Shares; provided, however, that, unless otherwise required by the Exchange Act, such documents are not required to be filed with the Securities and Exchange Commission. The Corporation may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any such tender offer. This Section 12.7 shall be of no force or effect with respect to any Shares that are then Listed.”

Purpose of the Charter Amendments

The proposed Charter amendments will eliminate minor inconsistencies between our existing charter, our prospectus used in connection with the initial public offering, and the Guidelines. Each of these amendments is intended to benefit our stockholders. As a condition of being allowed to offer and sell shares of our Common Shares in the initial public offering in certain states, we have agreed to submit the proposed charter amendments to our stockholders and recommend that they be approved.

Recommendation of the Board of Directors

The Board of Directors unanimously recommend a vote “FOR” the approval of the Charter amendments set forth above.

PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO THE STOCK INCENTIVE PLAN TO
CONFORM TO CERTAIN GUIDELINES UNDER STATE SECURITIES LAWS

Undertaking to Amend Stock Incentive Plan

In connection with our ongoing initial public offering, we filed the Stock Incentive Plan and certain other documents with the SEC and with the state securities administrators in all states. Certain states require that the Stock Incentive Plan conform to the Guidelines. In general, the Guidelines are intended to protect investors in REITs by imposing certain requirements and standards on the REIT and on the terms of its documents.

A certain state identified a provision of the Stock Incentive Plan that, in its view, deviates slightly from certain requirements contained in the Guidelines. This provision is identified below. As a condition of allowing us to offer and sell our Common Shares in the initial public offering in these certain states, we agreed to amend this provision of the Stock Incentive Plan.

The Proposed Amendment

The specific Stock Incentive Plan amendment required by the state and proposed for stockholder approval is as follows:

i.	In Section 6.2 of the stock incentive plan, add in the following text: “If the Committee grants Stock Options to any Eligible Employee, Non-Employee Director or Consultant, the Committee will offer said Stock Options to the general public on the same terms and i) the exercise price will be no less than the fair price of the Company’s Common Stock; ii) the consideration, in the judgment of the independent directors; iii) will have a market value no less than the value of the Stock Option on the date of the grant; and iv) the Stock Options will be Incentive Stock Options.” As amended, Section 6.2 of the stock incentive plan would provide as follows:

“6.2 Grants.  The Committee shall, in its sole discretion, have the authority to grant to any Eligible Employee (subject to Section 5.2) Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. The Committee shall, in its sole discretion, have the authority to grant any Consultant or Non-Employee Director Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof that does not qualify shall constitute a separate Non-Qualified Stock Option. If the Committee grants Stock Options to any Eligible Employee, Non-Employee Director or Consultant, the Committee will offer said Stock Options to the general public on the same terms and ii) the exercise price will be no less than the fair price of the Company’s Common Stock; ii) the consideration, in the judgment of the independent directors; iii) will have a market value no less than the value of the Stock Option on the date of the grant; and iv) the Stock Options will be Incentive Stock Options.”

Purpose of the Stock Incentive Plan Amendments

The proposed Stock Incentive Plan amendment will conform the current stock incentive plan to certain guidelines under state securities law. The amendment is intended to benefit our stockholders. As a condition of being allowed to offer and sell shares of our Common Shares in the initial public offering in certain states, we have agreed to submit the proposed Stock incentive Plan amendments to our stockholders and recommend that they be approved.

Recommendation of the Board of Directors

The Board of Directors unanimously recommend a vote “FOR” the approval of the Stock Incentive Plan amendment set forth above.

PROPOSAL 4 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company is asking its stockholders to ratify the selection of Ernst & Young as the Company’s Independent Auditor for the fiscal year ending December 31, 2013. Although ratification is not required by the Code of Regulations or otherwise, the Board of Directors is submitting the selection of Ernst & Young to its stockholders for ratification as a matter of good corporate governance practices. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its stockholders.

Recommendation of the Board of Directors

The Board of Directors unanimously recommend a vote “FOR” the ratification of the independent registered public accounting firm set forth above as the Company’s Independent Auditor for the Company’s fiscal year ending December 31, 2013.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation Discussion and Analysis

We currently have no employees. We are managed by the Advisor and the Property Manager. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to the Advisor and its affiliates.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Positions
Jacob Frydman	55	Chief Executive Officer, Secretary and Chairman of the Board of Directors
Eli Verschleiser	38	President, Treasurer and Director
Joseph LoParrino	45	Chief Accounting Officer
Dr. Daniel Z. Aronzon	65	Independent Director
Robert Levine	63	Independent Director
David B. Newman	52	Independent Director

Jacob Frydman

Please see “Business Experience of Nominees” on page 5 for biographical information about Mr. Frydman.

Eli Verschleiser

Please see “Business Experience of Nominees” on pages 6 – 7 for biographical information about Mr. Verschleiser.

Dr. Daniel Z. Aronzon

Please see “Business Experience of Nominees” on pages 7 – 8 for biographical information about Dr. Aronzon.

Robert Levine

Please see “Business Experience of Nominees” on pages 8 – 9 for biographical information about Mr. Levine.

David B. Newman

Please see “Business Experience of Nominees” on page 9 for biographical information about Mr. Newman.

Joseph LoParrino is our Chief Accounting Officer. Mr. LoParrino served as Vice President, Controller for Retail Opportunity Investments Corp., a public REIT, where he oversaw general accounting functions, from February 2010 through March 2013. Mr. LoParrino previously served as Director of Accounting for Monday Properties, a privately held owner and operator of office buildings located in New York City and Washington, D.C., where, among other duties, he oversaw and managed all property accounting and lease administration for Class A office buildings, from March 2008 through February 2010. From February 2007 through March 2008, Mr. LoParrino served as Vice President — Retail Accounting for Centro Properties Group, an Australian owner and operator of retail shopping centers, where he oversaw a staff performing the general accounting functions of approximately 450 retail shopping centers and supervised the preparation of U.S. financial reports. From April 1999 to February 2007 he was the Vice President and Controller for Urstadt Biddle Properties, a public REIT. He graduated in 1990 from Queens College of the City University of New York with a B.A. in accounting and economics. Mr. LoParrino is a New York licensed Certified Public Accountant and is a member of the American Institute of Certified Public Accountants.

Compensation of Directors

The following table sets forth information regarding compensation of our directors during the fiscal year ended December 31, 2012:

Name	Fees Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Jacob Frydman(1)	$—	$—	$—	$—	$—	$—	$—
Eli Verschleiser(2)	—	—	—	—	—	—	—
Dr. Daniel Z. Aronzon(3)	6,500	—	—	—	—	—	6,500
Robert Levine(4)	6,500	—	—	—	—	—	6,500
David B. Newman(5)	6,500	—	—	—	—	—	6,500

(1)	Mr. Frydman, who is an executive officer of the Company, receives no additional compensation for serving as a director.
(2)	Mr. Verschleiser, who is an executive officer of the Company, receives no additional compensation for serving as a director.
(3)	Dr. Aronzon earned fees in the amount of $6,500 for his services as a director during the fiscal year ended December 31, 2012.
(4)	Mr. Levine earned fees in the amount of $6,500 for his services as a director during the fiscal year ended December 31, 2012.
(5)	Mr. Newman earned fees in the amount of $6,500 for his services as a director during the fiscal year ended December 31, 2012.

We pay to each of our independent directors with an annual retainer of $30,000. In addition, we pay independent directors for attending board and committee meetings as follows:

•	$2,000 in cash for each board or committee meeting attended in person; and
•	$1,500 in cash for each board or committee meeting attended telephonically or virtually.

In addition, the audit committee chair will receive an annual award of $15,000. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation for services rendered as a director. We may issue Common Shares pursuant to the Stock Incentive Plan in lieu of paying an independent director his or her annual fees or meeting fees in cash. If we elect to pay our independent directors in cash, subject to the consent of the board of directors, each independent director may elect to receive his or her annual fees or meeting fees in the form of Common Shares or a combination of Common Shares and cash. The vesting schedule for fees paid to our independent directors in Common Shares will be determined by the compensation committee in connection with such award. None of the members of the board of directors will be entitled to any fees for serving on the board of directors except as set forth above or unless the board unanimously determines otherwise.

Share-Based Compensation

Stock Incentive Plan

We have adopted the Stock Incentive Plan to align the long-term financial interest of our independent directors, officers and employees (if we ever have employees), employers of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who, directly or indirectly, provide consulting services to us, with those of our stockholders. The compensation committee intends to design long-term incentive awards to ensure that eligible officers, employees, consultants and independent directors have a continuing stake in our long-term success, that the total compensation realized by our executive officers reflects our multi-year performance as measured by the efficient use of capital and changes in stockholder value, and that a large portion of our executive officers’ total compensation is earned over a multi-year period and is forfeitable if the employment of the executive officer is terminated.

The compensation committee has the full authority: (a) to administer and interpret the plan; (b) to grant to our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who, directly or indirectly, provide consulting services to us (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) performance shares, and (v) other stock-based awards; (c) to select independent directors, officers and employees (if we ever have employees), employers of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who, directly or indirectly, provide consulting services to us to receive an award; (d) to determine whether and to what extent awards are to be granted; (e) to determine, in accordance with the terms of the Stock Incentive Plan, the number of Common Shares to be covered by each award granted; (f) to determine the terms and conditions, not inconsistent with the terms of the Stock Incentive Plan, of any award granted (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, regarding any award and the Common Shares relating thereto, based on such factors, if any, as the compensation committee shall determine, in its sole discretion); (g) to determine whether, to what extent and under what circumstances grants of options and other awards under the Stock Incentive Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by us outside of the Stock Incentive Plan; (h) to determine whether and under what circumstances a stock option may be settled in cash, Common Shares and/or restricted stock; (i) to determine whether, to what extent and under what circumstances Common Shares and other amounts payable with respect to an award shall be deferred either automatically or at the election of the participant, in any case, in a manner intended to comply with Section 409A of the Code; (j) to determine whether a stock option is an incentive stock option or non-qualified stock option; (k) to determine whether to require a participant, as a condition of the granting of any award, to not sell or otherwise dispose of shares acquired pursuant to an award for a period of time as determined by the compensation committee, in its sole discretion, following the date of such award; and (l) generally, to exercise such powers and to perform such acts as the compensation committee deems necessary or expedient to promote our best interests that are not in conflict with the provisions of the Stock Incentive Plan; provided, however, that neither the compensation committee nor our board of directors may take any action under the Stock Incentive Plan that would result in a repricing of any stock option without having first obtained the affirmative vote of our stockholders. The compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The compensation committee will consist solely of independent directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a “non-employee director” as defined by Rule 16b-3, and to qualify as an “outside director” as defined in Section 162(m) of the Code and an “independent director” as defined under Section 303A.02 of the New York Stock Exchange Listed Company Manual or other such applicable securities exchange rules. The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under the Stock Incentive Plan will not exceed 5.0% of our outstanding Common Shares on a fully diluted basis at any time and in any event will not exceed 5,000,000 Common Shares (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the Stock Incentive Plan).

Our board of directors intends to continually evaluate the use of equity-based awards and intends to use such awards as part of designing and administering our compensation program. We expect to make grants at regular intervals.

We intend to follow a practice of granting equity incentives on an annual basis to our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates who, directly or indirectly, provide consulting services to us. We also may make grants (a) on the commencement of employment or engagement, as applicable, of the participant, (b) to key employees of us or our advisor or its affiliates following a significant change in job responsibilities, or (c) to meet specific retention objectives. Grants will be issued on the date they are approved by the compensation committee, except in certain circumstances, such as for new hires, who may be granted awards on or following commencement of employment on the second day after we release our financial results for that quarter. The exercise price for stock options will be determined by the compensation committee at the time of the grant and will not be less than 100% (or, in the case of an incentive stock option granted to a ten percent stockholder, 110%) of the fair market value of the Common Shares at the time of the grant. The compensation committee will set the vesting schedule, which may be subject to the attainment of specified performance targets or such other factors as the compensation committee may determine, in its sole discretion, including to comply with Section 162(m) of the Code.

The Stock Incentive Plan and the awards granted under the plan will not affect the power of our board of directors or stockholders to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in our capital structure or our business; (b) any merger or consolidation of our company or any affiliate of our company; (c) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting our Common Shares; (d) the dissolution or liquidation of our company or any affiliate of our company; (e) any sale or transfer of all or part of the assets or business of our company or any affiliate of our company; (f) any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Stock Incentive Plan; or (g) any other corporate act or proceeding. In addition, if any change in our capital structure occurs pursuant to any stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of shares that may be issued under the Stock Incentive Plan, any recapitalization, any merger, any consolidation, any spinoff, any reorganization or any partial or complete liquidation, or any other corporate transaction or event having an effect similar to the foregoing, then the compensation committee may adjust any award or make any adjustment in the Stock Incentive Plan in order to prevent dilution or enlargement of the rights of participants under the Stock Incentive Plan, including by appropriately adjusting (i) the number and kind of shares of stock that may thereafter be issued under the Stock Incentive Plan; (ii) the number and kind of shares of stock or other property (including cash) to be issued upon exercise of an outstanding award or under other awards granted under the Stock Incentive Plan; (iii) the purchase price thereof; and (iv) the individual participant limitations set forth in the Stock Incentive Plan (other than those based on cash limitations). In addition, the compensation committee may determine that any such equitable adjustment may be accomplished by adjusting any award or making such other adjustments to the Stock Incentive Plan. Awards under the Stock Incentive Plan are intended to either be exempt from, or comply with, the applicable requirements of Section 409A of the Code, and any award agreement shall be limited, construed and interpreted in accordance with such intent.

Upon a change in control (as defined under the Stock Incentive Plan) of our company, and except as otherwise provided by the compensation committee in an award agreement or in a written employment agreement, then outstanding unvested awards will vest in full, but restrictions to which restricted shares or any other award granted prior to the change in control are subject will not lapse.

Notwithstanding any other provisions the stock option plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Code.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Shares as of March 31, 2013, in each case including shares of Common Shares which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Shares based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s officers and directors; and
•	all of the Company’s officers and directors as a group.

Name of Beneficial Owner(1)	Number of Common Shares Beneficially Owned	Percent of Class
United Realty Advisor Holdings LLC(2)	18,182	4.48%
Jacob Frydman(2)	38,182	9.40%
Eli Verschleiser(2)	18,182	4.48%
Joseph LoParrino	—	—
Dr. Daniel Z. Aronzon	—	—
Robert Levine	—	—
David B. Newman	—	—
All directors and executive officers as a group	38,182	9.40%

(1)	The address of each beneficial owner listed is 44 Wall Street, 2nd Floor, New York, New York 10005.
(2)	United Realty Advisor Holdings LLC is controlled and indirectly owned by Jacob Frydman and Eli Verschleiser.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jacob Frydman serves as the Chairman of our Board of Directors, our Chief Executive Officer and our Secretary. Eli Verschleiser serves as our President. Our Sponsor is controlled and indirectly owned by Messrs. Frydman and Verschleiser. We are externally advised the Advisor, which is controlled by Messrs. Frydman and Verschleiser, who together hold a majority of economic interests in it. We executed an advisory agreement with the Advisor, a dealer manager agreement with Allied Beacon Partners, Inc., our non-affiliated dealer manager (the “Dealer Manager”) and a property management agreement with URA Property Management LLC, a Delaware limited liability company (the “Property Manager”), an affiliate of the Sponsor. These agreements entitle the Advisor, the Dealer Manager, and the Property Manager to specified fees upon the provision of certain services with regard to the offering and the investment of funds in real estate properties and real estate-related investments, among other services, as well as reimbursement of organization and offering expenses incurred by the Advisor and the Dealer Manager on behalf of the Company, as discussed in the chart below, and certain costs incurred by the Advisor in providing services to us. The Dealer Manager may enter into a soliciting dealer agreement with Cabot Lodge Securities, LLC (“Cabot Lodge”), a Delaware limited liability company and member of the Financial Industry Regulatory Authority, Inc. that is indirectly owned by the Sponsor. The Company may engage United Realty Partners LLC (“URP”), an entity controlled and indirectly owned by the Company’s president and chief executive officer, to provide brokerage services, services in connection with the origination or refinancing of debt, or advice in connection with joint venture opportunities and equity financing opportunities for the Company’s properties.

The selling commissions and dealer manager fee will not be paid by purchasers who are our executive officers or directors or officers or employees of the Advisor or their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, individuals who have had longstanding business or personal relationships with our executive officers and directors, institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and we will offer Common Shares with reduced selling commissions and, in some cases, reduced dealer manager fee, to “single purchasers” (as defined in the prospectus that forms a part of the Company’s registration statement) of more than $1,000,000 in value of Common Shares. Purchases by participating broker-dealers, including their registered representatives and their immediate families, will be less the selling commissions, in the sole discretion of the Dealer Manager. The Dealer Manager will not be permitted to purchase Common Shares. The table below assumes the Common Shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any Common Shares sold through the Company’s DRIP.

The fees and reimbursement obligations are as follows:

Form of Compensation	Amounts
Selling Commissions	The Dealer Manager will be paid $0.645 from the per share offering price of Common Shares in the Company’s primary offering of Common Shares, which, after the first 5,000,000 Common Shares are sold at $10.45, will be $11.00, out of amounts paid by purchasers of Common Shares. Selling commissions will constitute 6.45% of the per share offering price of $11.00 for Common Shares exclusive of selling commissions and dealer manager fee. Selling commissions will constitute approximately 5.86% of the per-share offering price of $11.00 for Common Shares inclusive of selling commissions and dealer manager fee. No selling commissions will be paid on sales of Common Shares under the Company’s DRIP. The Dealer Manager will reallow all selling commissions to the participating broker-dealer or registered representative of the Dealer Manager who actually sold the Common Shares.

Form of Compensation	Amounts
Dealer Manager Fee	The Dealer Manager will be paid $0.355 from the per share offering price of Common Shares in the Company’s primary offering, which, after the first 5,000,000 Common Shares are sold at $10.45, will be $11.00, out of amounts paid by purchasers of Common Shares. The Dealer Manager fee will constitute 3.55% of the per share offering price of $11.00 for Common Shares exclusive of selling commissions and dealer manager fee. The Dealer Manager fee will constitute approximately 3.23% of such per share offering price inclusive of selling commissions and dealer manager fee. The Dealer Manager will allocate from the Dealer Manager fee $0.055 for retention by the Dealer Manager, and will allocate from the Dealer Manager fee $0.30 as a marketing fee for the marketing of the Common Shares. The amounts allocated from the Dealer Manager fee for the marketing fee and retention by the Dealer Manager will constitute 3.00% and 0.55% of the per share offering price of $11.00 for Common Shares, respectively, and together will constitute 3.55% of such per share offering price, in each case exclusive of selling commissions and dealer manager fee. The amounts allocated from the Dealer Manager fee for the marketing fee and retention by the Dealer Manager will constitute approximately 2.73% and 0.50% of the per share offering price of $11.00 for Common Shares, respectively, and together will constitute approximately 3.23% of such per share offering price, in each case inclusive of selling commissions and dealer manager fee. The Dealer Manager may reallow from the marketing fee up to $0.15 per Common Share to any participating broker-dealer, including Cabot Lodge, for marketing support. In addition, the Dealer Manager will reallow to Cabot Lodge up to an additional $0.15 per Common Share (which $0.15 per Common Share, as well as any other costs associated with wholesaling activities, will be reallowed from the marketing fee portion of the Dealer Manager fee) with respect to the Common Shares offered at a price of $11.00 per Common Share to assist with wholesaling activities (i.e., Cabot Lodge may receive up to the entire marketing fee). The Dealer Manager will use any portion of the marketing fee that it retains on marketing support and wholesaling activities. No dealer manager fee will be paid with respect to sales under the DRIP.
Organization and Offering Expenses	The Company will reimburse the Advisor up to 2% of the total offering price paid by investors (which includes proceeds to the Company from the sale of Common Shares, plus applicable selling commissions and dealer manager fee) for organization and offering expenses, which may include reimbursements to be paid to the Dealer Manager and participating broker-dealers for due diligence fees set forth in detailed and itemized invoices.

Form of Compensation	Amounts
Acquisition Fees	The Company will pay to the Advisor or its assignees 1% of the contract purchase price of each property acquired (including the Company’s pro rata share (direct or indirect) of debt attributable to such property) or 1% of the amount advanced for a loan or other investment (including the ’ompany’s pro rata share (direct or indirect) of debt attributable to such investment), as applicable. “Contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real estate-related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees and acquisition expenses.
Acquisition Expenses	The Company will reimburse the Advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on the company’s behalf, regardless of whether the Company actually acquires the related assets. In addition, the Company will pay third parties, or reimburse the Advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs, regardless of whether the Company acquires the related assets. The Company estimates that total acquisition expenses (including those paid to third parties, as described above) will be approximately 0.6% of the purchase price of each property (including the Company’s pro rata share (direct or indirect) of debt attributable to such property) and 0.6% of the amount advanced for a loan or other investment (including the Company’s pro rata share (direct or indirect) of debt attributable to such investment). In no event will the total of all acquisition fees and acquisition expenses (including those paid to third parties, as described above) payable with respect to a particular investment exceed 6% of the contract purchase price of each property (including the Company’s pro rata share (direct or indirect) of debt attributable to such property) or 6% of the amount advanced for a loan or other investment (including the Company’s pro rata share (direct or indirect) of debt attributable to such investment), as applicable.
Construction and Development Management Fee	The Company expects to engage the Property Manager to provide construction and development management services for some of the Company’s properties. Other than with respect to tenant improvements, as described below, the Company will pay a construction and development management fee in an amount of 2% of the cost of any construction or development that the Property Manager undertakes. When the Property Manager provides construction management services with respect to tenant improvements, the construction and development management fee may be up to, but will not exceed, 5% of the cost of the tenant improvements.

Form of Compensation	Amounts
Asset Management Fees	Until the net asset value (“NAV”) pricing start date (as defined in the propsectus that forms a part of the Company’s registration statement), the Company will pay the Advisor or its assignees a monthly fee equal to one-twelfth (1/12) of 0.75% of the contract purchase price of each property (including the Company’s pro rata share (direct or indirect) of debt attributable to such property) then owned plus one-twelfth (1/12) of 0.75% of the amount advanced for each loan or other investment (including the Company’s pro rata share (direct or indirect) of debt attributable to such investment) then owned, payable on the first business day of each month. Following the NAV pricing start date, the Company will pay the Advisor or its assignees a monthly fee equal to the greater of (a) the amount as calculated in the preceding sentence, and (b) one-twelfth (1/12) of 1% of the average of the Company’s daily NAV for the preceding month, payable on the first business day of each month.
Property Management Fees	Property management fees equal to 4.5% of the monthly gross receipts from the properties managed by the Property Manager will be payable monthly to the Property Manager. The Property Manager may subcontract the performance of its property management duties to third parties, and the Property Manager may pay all or a portion of its property management fees to the third parties with whom it subcontracts for these services. The Company will reimburse the costs and expenses incurred by the Property Manager on the Company’s behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as the expenses of third-party service providers. The Company will not, however, reimburse the Property Manager for the fees of third-party service providers, for general overhead costs or for the wages and salaries and other employee-related expenses of employees of the Property Manager other than employees who are engaged in the on-site operation, management, maintenance or access control of the Company’s properties.
Leasing Fees	The Company expects to engage the Property Manager to provide leasing services with respect to the Company’s properties. The Company will pay a leasing fee to the Property Manager in an amount that is equal to 2% of the sum of all rent payments that a tenant will be contractually obligated to make under a renewal lease at the time of the execution of such renewal lease and 5% of the sum of all rent payments that a tenant will be contractually obligated to make under a new lease at the time of the execution of such new lease. A leasing fee will be payable upon the execution of the applicable lease. The Property Manager may subcontract the performance of its leasing duties to third parties, and the Property Manager may pay all or a portion of its leasing fees to the third parties with whom it subcontracts for these services.
Oversight Fees	For services in overseeing property management and leasing services provided by any person or entity that is not the Property Manager or an affiliate of the Property Manager, the Company will pay the Advisor an oversight fee equal to 1% of the gross revenues of the property managed.

Form of Compensation	Amounts
Operating Expenses	Commencing 12 months after the commencement of this offering, the Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation that the Company will not reimburse the Advisor (except in limited circumstances) for any amount by which the Company’s total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (x) 2% of average invested assets and (y) 25%of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets”’ means, for any period, the average of the aggregate book value of the Company’s assets (including lease intangibles) invested, directly or indirectly, in equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies) before deducting depreciation or bad debts or other non-cash reserves, computed by taking the average of these values at the end of each month during the period. Additionally, the Company will reimburse the Advisor for personnel costs in connection with other services, in addition to paying an asset management fee; however, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate disposition commissions.
Financing Coordination Fee	If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses, directly or indirectly, to finance properties or other investments, or that the Company assumes, directly or indirectly, in connection with the acquisition of properties or other investments, the Company will pay the Advisor or its assignees a financing coordination fee equal to 1% of the amount available or outstanding under such financing or such assumed debt. The Advisor may reallow some of or all this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.
Awards Under the Stock Incentive Plan	Under the Stock Incentive Plan, the Company’s independent directors, officers and employees (if the Company ever has employees), employees of the Advisor and other affiliates, certain consultants to the Company and certain consultants to the Advisor and other affiliates who, directly or indirectly, provide consulting services to the Company, may be granted equity incentive awards in the form of stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards. The Company’s compensation committee will determine all awards under the Stock Incentive Plan and the vesting schedule for the grants.

Form of Compensation	Amounts
Supplemental Transaction-Based Advisory Fees	If the Company’s independent directors approve, the Company may engage URP, from time to time, to provide certain services, which might include brokerage services, services in connection with the origination or refinancing of debt, or advice in connection with joint venture opportunities and equity financing opportunities for the Company’s properties. The Company only would engage URP for such services, if it could provide the same level of service as an unaffiliated third party provider and at a cost similar to that of an unaffiliated third party. As a result, on a single acquisition transaction, the Company may pay to its affiliates an acquisition fee, a financing coordination fee, a supplemental brokerage fee, a supplemental financing fee and a supplemental joint venture advisory fee.
Compensation of Independent Directors	The Company pays each of its independent directors a retainer of $30,000 per year (the chairperson of the audit committee also will receive an additional annual award of $15,000), plus $2,000 for each board or board committee meeting the director attends in person, and $1,500 for each meeting the director attends by telephone or remotely. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day. The Company may issue Common Shares pursuant to the stock incentive plan in lieu of paying an independent director his or her annual fees or meeting fees in cash. The Company’s independent directors also may receive awards under the Company’s stock incentive plan. The Company’s compensation committee will determine all awards to the independent directors under the stock incentive plan and the vesting schedule for such awards.
Real Estate Disposition Commissions	For substantial assistance in connection with the sale of properties, the Company will pay the Advisor or its affiliates a real estate disposition commission equal to 2% of the contract sales price of such property, but in no event will such commission be greater than one-half of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property. The Company’s independent directors will determine whether the Advisor or its affiliates have provided substantial assistance to the Company in connection with the sale of a property. Substantial assistance in connection with the sale of a property includes the preparation by the Advisor or its affiliates of an investment package for the property (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the advisor or its affiliates in connection with a sale.

Form of Compensation	Amounts
Subordinated Share of Annual Cash Flows	The Advisor will receive, annually, an amount equal to 15% of any net cash flows in respect of each calendar year remaining after payment to holders of Common Shares of distributions (including from sources other than operating cash flow) for such calendar year, such that the holders of Common Shares have received a 7% pre-tax, non-compounded annual return on the capital contributed by holders of Common Shares. “Net cash flows” means, for any period, the excess of: (i) the sum of (A) the Company’s revenues for such period, as determined under generally accepted accounting principles (“GAAP”), from ownership and/or operation of properties, loans and other investments and (B) the net cash proceeds realized by the Company during such period from any sales of assets; over (ii) the sum of all costs and expenses paid or incurred by the Company, as determined under GAAP, that are in any way related to the Company’s operation or to corporate business, including advisory fees, the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of Common Shares, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, incentive fees paid in compliance with the Guidelines, acquisition fees and acquisition expenses, real estate commissions on the sale of property and other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
Sponsor Preferred Shares (or Common Shares, if Sponsor Preferred Shares are converted)	Upon (and for 180 days following) the occurrence of a Triggering Event, as defined in the prospectus that forms a part of the Company’s registration statement under “Description of Shares — Sponsor Preferred Shares,” each outstanding Sponsor Preferred Share becomes convertible into one Common Share for each $100 million, rounded down to the nearest $100 million, of gross proceeds raised by the Company through the date of conversion in this public offering and any subsequent public offering of Common Shares, combined. If the minimum offering is achieved, following the Company’s liquidation, dissolution or winding up, the Sponsor will receive 15% of the amount of any excess of the proceeds over the amount of Invested Capital, as defined below, plus a non-compounded pre-tax annual return to holders of Common Shares of 7% on Invested Capital. The term “Invested Capital” means the amount calculated by multiplying the total number of Common Shares issued by the Company by the original issue price for each such Common Share, reduced by an amount equal to the total number of Common Shares that the Company repurchased under its share repurchase program, as the same may be amended, supplemented or replaced from time to time, multiplied by the original issue price for each such repurchased Common Share when initially purchased from the Company.

During the year ended December 31, 2012, the Company reimbursed the Advisor approximately $517,000, representing general and administrative costs which consisted primarily of professional fees, allocated salaries and office rent and compensation for our independent directors in accordance with an advisory agreement.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2012. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of United Realty Trust Incorporated:

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2012, and the related report prepared by Ernst & Young LLP, with management and Ernst & Young LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee discussed with Ernst & Young LLP matters that independent accounting firms must discuss with audit committees under generally accepted auditing standards and standards of the PCAOB, including, among other things, matters related to the conduct of the audit of our consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), which included a discussion of Ernst & Young LLP's judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.

The Audit Committee also discussed with Ernst & Young LLP its independence from us. Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant's communication with the Audit Committee concerning independence and represented that it is independent from us. When considering the independence of Ernst & Young LLP, the Audit Committee considered if services they provided to us, beyond those rendered in connection with their audit of our consolidated financial statement and their reviews of our interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q, were compatible with maintaining their independence. The Audit Committee also reviewed and approved the independent registered public accounting firm's fees, both for performing audit and non-audit services, and considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the independent registered public accounting firm's independence and concluded that it was compatible.

Based on the Audit Committee's reviews discussions and reports, and subject to the limitations on the Audit Committee's role and responsibilities, the Audit Committee recommended to our board of directors that our audited consolidated financial statements for the fiscal year ended December 31, 2012 be included in our annual report on Form 10-K filed with the SEC. The Audit Committee has also recommended the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 and is presenting this selection to our stockholders for ratification.

Audit Committee

Dr. Daniel Z. Aronzon
Robert Levine
David B. Newman

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2012. Ernst & Young reports directly to our audit committee. A representative from Ernst & Young will be present at the Annual Meeting. The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2012 and December 31, 2011 by Ernst & Young.

Audit Fees

Audit fees billed were $63,600 and $0 for the fiscal years ended December 31, 2012 and December 31, 2011, respectively. The fees were for professional services rendered for audits of the Company’s annual consolidated financial statements and for reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q.

Audit Related Fees

Fees for the years ended December 31, 2012 and December 31, 2011, respectively were $48,500 and $45,000. These fees were comprised of the preparation of consents to the Company’s registration statement on Form S-11.

Tax Fees

There were $0 and $15,500 tax fees billed for the fiscal years ended December 31, 2012 and 2011.

All Other Fees

There were no other fees billed for the fiscal years ended December 31, 2012 and December 31, 2011. The aggregate fees billed by the independent auditor for the fiscal years ended December 31, 2012 and December 31, 2011, respectively were $112,100 and $60,500.

PRE-APPROVAL POLICIES AND PROCEDURES

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by Ernst & Young were pre-approved by the Audit Committee.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Daniel Z. Aronzon
Robert Levine
David B. Newman

OTHER MATTERS PRESENTED FOR ACTION AT THE 2013 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2014 annual meeting of stockholders, proposal must be received at our principal executive offices no later than December 31, 2013. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the 2014 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2014 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on December 1, 2013 and ending at 5:00 p.m., Eastern Time, on December 31, 2013. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain any information specified in our bylaws, and in addition, without limitation:

1.	as to each director nominee,
•	the name, age, business address, and residence address of the nominee;
•	the class, series and number of any shares of stock of the Company beneficially owned by the nominee;
•	the date such shares were acquired and the investment intent of such acquisitions;
•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required; and
2.	as to any other business that the stockholder proposes to bring before the meeting,
•	a description of the business to be brought before the meeting;
•	the reasons for proposing such business at the meeting;
•	any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any); and
3.	as to the proposing stockholder (and the Stockholder Associated Persons, if any), the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any); and

4.	as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,
•	the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and
5.	to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person controlling, directly or indirectly, or acting in concert with, the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Associated Person.

All nominations must also comply with the Charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: United Realty Trust Incorporated, 44 Wall Street, Second Floor, New York, New York 10005, Attention: Jacob Frydman (telephone: (212) 388-6800).

By Order of the Board of Directors,

/s/ Jacob Frydman

Jacob Frydman,
Chairman, Chief Executive Officer and Secretary

PROXY

UNITED REALTY TRUST INCORPORATED
2013 Meeting of Stockholders – June 13, 2013, 12:00 p.m., Eastern Time

Offices of UNITED REALTY TRUST INCORPORATED
44 Wall Street, Second Floor
New York, New York 10005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Jacob Frydman and Eli Verschleiser, or either of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to attend the Annual Meeting of Stockholders (the“Meeting” of United Realty Trust Incorporated (the“Company”) to be held on June 13, 2013, at 12:00 p.m., Eastern Time, at the offices of United Realty Trust Incorporated, 44 Wall Street, Second Floor, New York, New York 10005, and any postponement or adjournment thereof, to cast on its behalf all votes that the undersigned is entitled to cast at the Meeting and to otherwise represent the undersigned at the Meeting with all powers which the undersigned would possess if present at the Meeting. By signing this proxy, the undersigned acknowledges receipt of the Notice of Annual Meeting and of the accompanying Proxy Statement, the terms of which are incorporated by reference herein.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THE PROXY STATEMENT AND “FOR” ITEMS 2, 3 AND 4.

(continued and to be marked, dated and signed, on the other side)

 –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –   –

ˆ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ˆ

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 13, 2013, at 12:00 p.m., Eastern Time. The Proxy Statement and our 2012 Annual Report to Stockholders are available at: http://viewproxy.com/URTI/2013/

- XX -

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW AND "FOR" ITEMS 2, 3 AND 4.

1. ELECTION OF DIRECTORS Nominees	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS	Please mark your vote as indicated in this example ☒
01 Jacob Frydman 02 Eli Verschleiser 03 Dr. Daniel Z. Aronzon 04 Robert Levine 05 David B. Newman	☐	☐	☐	I plan on attending the meeting ☐
(INSTRUCTIONS: To withhold authority to vote for any additional nominee, mark the "Exceptions" box above and write that nominee's name in the space provided.)	*Exceptions ____________________ ____________________			THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE, "FOR" ITEMS 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEPENT THEREOF.

	FOR	AGAINST	ABSTAIN	
2. Approval of certain charter amendments to conform to certain guidelines under state securities laws as described in the 2013 Proxy Statement.	☐	☐	☐	

	FOR	AGAINST	ABSTAIN	
3. Approval of an amendment to the stock incentive plan to conform to certain guidelines under state securities laws as described in the 2013 Proxy Statement.	☐	☐	☐	

DO NOT PRINT IN THIS AREA **(Shareholder Name and Address Data)**	Date ____________________ Signature ____________________ NOTE: This proxy should be marked, dated and signed by each shareholder exactly as such shareholder's name appears hereon, and returned promptly in the enclosed envelope. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in the partnership name by authorized person.

Address Change? Mark Box: ☐ And indicate changes in the space above

	CONTROL NUMBER
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Annex C

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2013 (March 29, 2013)

United Realty Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595

(Commission File Number)	(IRS Employer Identification No.)

44 Wall Street

New York, NY 10005

(Address, including zip code, of Principal Executive Offices)

(212) 388-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

United Realty Trust Incorporated (the “Company”) previously filed a Current Report on Form 8-K on April 4, 2013 (the “Original Form 8-K”) reporting the acquisition by the Company’s operating partnership, United Realty Capital Operating Partnership L.P., of an indirect interest in Tilden House, a residential property located at 2520 Tilden Avenue in Brooklyn, New York (the “Property”). This Amended Current Report on Form 8-K/A is being filed for the purposes of amending the Original Form 8-K to provide (i) the financial information related to such acquisition required by Item 9.01 and (ii) certain additional information with respect to such acquisition. No other changes have been made to the Original Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The following two paragraphs are added to the end of the disclosure under Item 2.01 of the Original Form 8-K.

In evaluating the Property as a potential acquisition and determining the appropriate amount of consideration to be paid, the Company considered a variety of factors including: location; demographics; credit quality of the tenant; duration of the in-place lease; strong occupancy and the fact that the overall rental rates are comparable to market rates; expenses; utility rates; ad valorem tax rates; maintenance expenses; the level of competition in the rental market; and the lack of anticipated capital improvements.

The Company believes that the Property is well located, has acceptable roadway access and is well maintained. The Property is subject to competition from similar properties within its respective market area, and the economic performance of the tenant of the Property could be affected by changes in local economic conditions. The Company did not consider any other factors material or relevant to the decision to acquire the Property, nor, after reasonable inquiry, is the Company aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Tilden House

•	Independent Auditors’ Report
•	Statement of Revenues and Certain Expenses for the year ended December 31, 2012 (Audited)
•	Notes to Statement of Revenues and Certain Expenses for the year ended December 31, 2012 (Audited)

(b)	Pro Forma Financial Information.

•	Pro Forma Consolidated Balance Sheet as of December 31, 2012 (Unaudited)
•	Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012 (Unaudited)
•	Notes to Pro Forma Consolidated Financial Statements (Unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Realty Trust Incorporated

Dated: May 6, 2013

By:	/s/ Jacob Frydman
	Name:	Jacob Frydman

	Title:	Chief Executive Officer, Secretary and Chairman of the Board of Directors

Page
Tilden House

Independent Auditors’ Report	F-1

Statement of Revenues and Certain Expenses for the year ended December 31, 2012 (Audited)	F-2

Notes to Statement of Revenues and Certain Expenses for the year ended December 31, 2012 (Audited)	F-3

Pro Forma Consolidated Financial Statements of United Realty Trust Incorporated

Pro Forma Consolidated Balance Sheet as of December 31, 2012 (Unaudited)	F-6

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012 (Unaudited)	F-7

Notes to Pro Forma Consolidated Financial Statements (Unaudited)	F-8

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

United Realty Trust Incorporated

We have audited the accompanying financial statement of the property known as Tilden House, located in Brooklyn, New York (the “Property”) which comprise the statement of revenues and certain expenses for the year ended December 31, 2012, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

We draw attention to Note 2 to the financial statement, which describes that the accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ PKF O'Connor Davies

A Division of O'Connor Davies, LLP

New York, New York
May 6, 2013

F-1

TILDEN HOUSE

     STATEMENT OF REVENUES AND CERTAIN EXPENSES
(Dollar amounts in thousands)

Year Ended December 31, 2012
Revenues
Rental income (note 4)	$2,319
Total revenues	2,319

Certain expenses
Real estate taxes	17
Insurance	59
Total expenses	76

Excess of revenues over certain expenses	$2,243

See accompanying notes to statement of revenues and certain expenses.

F-2

TILDEN HOUSE

NOTES TO STATEMENT OF REVENUES AND CERTAIN EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2012 (AUDITED)

1.	Business and Organization

Tilden House (the “Property”) is a residential property located in Brooklyn, New York. The Property was owned by Tilden LLC (“Seller”). The Property, has an aggregate gross rentable area of approximately 86,360 square feet. The Property is a nine-story residential building, completed in 2007, with 117 apartments, community facility space and indoor and outdoor parking, comprising approximately 86,360 rentable square feet. The Property is leased to an unrelated third party (the “Tenant”) under a 25-year net lease, which expires on December 31, 2031, subject to the Tenant’s option to cancel the lease at the end of the fifteenth and twentieth years of the term. The Tenant has entered into a services agreement with the New York City Department of Homeless Services (the “Department”) to provide transitional housing for families in need. Pursuant to the services agreement, the Department pays the Tenant a rate that is calculated to reimburse the Tenant for 100% of the Tenant’s approved costs, including the payment of rent. The rate cannot exceed 100% of the Tenant’s annual budget. The Tenant currently pays $2,319,000 annually in base rent, which increases every three years based on CPI. The services agreement between the Tenant and the Department extends through June 30, 2013, and management expects that it will be renewed through June 30, 2014. The payments made to the Tenant under the services agreement are the source of the Tenant’s rental payments under the lease.

On March 29, 2013, the Property was acquired by United Realty Capital Operating Partnership L.P. (“Buyer”), a subsidiary of United Realty Trust Incorporated (the “Company”).

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The Statement of Revenues and Certain Expenses (the “financial statement”) has been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. The financial statement does not include operating expenses which are the responsibility of the tenant. The financial statement includes the historical revenues and certain expenses of the Property, exclusive of rental income related to parcels not acquired by the Company, interest income, depreciation and amortization, rental income relating to the allocation of purchase price of the Property to above/below market leases and management and advisory fees, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

Revenue Recognition

The Property’s operations consist of rental income earned from an operating lease arrangement with one tenant. The Property is leased under a triple net lease, whereby the Tenant is responsible for all operating costs of the Property and 90% of the real estate taxes, as defined. The landlord is only responsible for the remaining 10% of the real estate tax expense and property insurance costs.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

Bad debts are recorded under the specific identification method, whereby uncollectible receivables are reserved for when identified.

F-3

3.	Subsequent Events

The Company has evaluated subsequent events through May 6, 2013, and has determined that there were no subsequent events or transactions which would require recognition or disclosure in the financial statements.

4.	Leases

The Property is subject to a non-cancelable lease agreement through December 2021, with two tenant options to renew for five years each, thereafter. As of December 31, 2012, the future minimum rentals on the non-cancelable operating lease exclusive of the tenant extension options, is as follows:

Year ending December 31	Amounts

2013	$2,319,000
2014	2,319,000
2015	2,319,000
2016	2,319,000
2017	2,319,000
Thereafter	9,276,000
$20,871,000

5.	Concentrations

For the year ended December 31, 2012,the Property was leased to a single tenant that accounted for 100% of rental revenue. The Tenants’ ability to continue operations and pay the Company rent under the terms of the Lease agreement is dependent upon its continued support from the Department. Summarized unaudited financial information of the Tenant as of and for the year ended June 30, 2012 are as follows:

Total Assets	$709,000
Total Liabilities	$679,000
Equity	$30,000
Revenue	$6,229,000
Net Income	$1,000

F-4

UNITED REALTY TRUST INCORPORATED

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2012 are presented as if United Realty Trust Incorporated (the “Company”) had completed the acquisition of the property known as Tilden House (the “Property”) on January 1, 2012. Additionally, the pro forma consolidated balance sheet as of December 31, 2012 has been presented as if the acquisition had been completed on December 31, 2012.

The purchase price allocation is calculated based on a 20/80 allocation to Land and Building and Improvements, respectively. As of the date of this report, the Company is in the process of evaluating the purchase price allocation in accordance with the Accounting Standards Codification 805. The purchase price allocation is preliminary and could be subject to change.

The pro forma consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the period ended December 31, 2012. The pro forma consolidated financial statements do not purport to represent the Company’s financial position as of December 31, 2012 or results of operations that would actually have occurred assuming the completion of the acquisition of the Property had occurred on January 1, 2012; nor do they purport to project the Company’s results of operations as of any future date or for any future period.

F-5

UNITED REALTY TRUST INCORPORATED

PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2012

(UNAUDITED)

(in thousands)

	Company Historical(1)	Pro Forma Adjustments		Company Pro Forma
ASSETS:
Real Estate Investments:

Land	$—	$4,450	(2)	$4,450
Building and improvements	—	17,800	(2)	17,800
		22,250		22,250
Less: accumulated depreciation	—	—		—
Real Estate Investments, net	—	22,250		22,250
Deferred financing costs	—	455	(2)	455
Restricted cash	—	309	(2)	309
Cash and cash equivalents	1,246	(1,014)	(2)	232
Total assets	$1,246	$22,000		$23,246

LIABILITIES AND EQUITY

Liabilities:
Mortgage notes payable	$—	$14,500	(2)	$14,500
Accounts payable	69	—		69
Due to affiliates	50	—		50
Total liabilities	119	14,500		14,619

Equity:
Preferred stock	50	—		50
Common stock	2	—		2
Additional-paid-in capital	1,693	—		1,693
Accumulated deficit	(618)	—		(618)
Total United Realty Trust Incorporated stockholders’ equity	1,127	—		1,127
Non-controlling interests	—	7,500	(2)	7,500
Total equity	1,127	7,500		8,627
Total liabilities and equity	$1,246	$22,000		$23,246

See accompanying notes to pro forma consolidated financial statements

F-6

UNITED REALTY TRUST INCORPORATED
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012

(UNAUDITED)
(in thousands, except share and per share data)

	Company Historical(1)	Tilden House	Pro Forma Adjustments		Company Pro Forma
Revenue
Base rents	$—	$2,319	$—		$2,319
Total revenues	—	2,319	—		2,319

Operating expenses
Property operating	—	59	—		59
Property taxes	—	17	—		17
Depreciation and amortization	—	—	647	(3)	647
General and administrative expenses	618	—	—		618
Acquisition transaction costs	—	—	1,333	(4)	1,333
Total operating expenses	618	76	1,980		2,674

Operating income (loss)	(618)	2,243	(1,980)		(355)

Non-operating income (expenses)
Interest expense	—	—	(725	)(5)	(725)
Deferred financing costs	—	—	(91	)(6)	(91)
Net income (loss)	(618)	2,243	(2,796)		(1,171)

Non-controlling interests:
Net income attributable to non-controlling interests	—	—	(525	)(7)	(525)
Net income (loss) attributable to United Realty Trust Incorporated	$(618)	$2,243	$(3,321)		$(1,696)

Pro forma weighted average shares outstanding
Basic and diluted	20,186				20,186

Pro forma income per share
Basic and diluted:	$(30.6)				$(84.0)

See accompanying notes to pro forma consolidated financial statements

F-7

UNITED REALTY TRUST INCORPORATED
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Dollar amounts in thousands, except per share data)

Adjustments to the Pro Forma Consolidated Financial Statements

1.	Derived from the Company’s audited financial statements for the year ended December 31, 2012.
2.	Reflects the pro forma acquisition of the Property for approximately $22.25 million. The Company funded the acquisition as follows: (i) $14.5 million with a new first mortgage loan secured by the Property; (ii) $7.5 million by the Seller through the contribution of a portion of its equity in the Property to the JV; and (iii) cash from the Company’s ongoing public offering in an amount which, when combined with the brokerage commissions and closing costs to be paid by the Operating Partnership, was approximately $2.3 million.
3.	Reflects the estimated depreciation for the Property based on estimated values allocated to building at the beginning of the period presented. Depreciation expense is computed on a straight-line basis over the estimated useful life of the assets as follows:

	Estimated Useful Life	Year Ended December 31, 2012 Depreciation Expense

Building	27.5 years	$647

4.	Reflects the pro forma adjustment for estimated costs related to the acquisition of the Property.
5.	Reflects the pro forma adjustment to interest expense on the new first mortgage to reflect the new mortgage having been made on the first day of the period presented.
6.	Reflects the estimated amortization of deferred financing costs at the beginning of the period presented. Amortization of deferred financing costs is computed on a straight-line basis over five years which represents the term of the $14.5 million new first mortgage.
7.	Reflects a 7% preferred return to the holders of the $7.5 million non-controlling interest.

F-8

ANNEX D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2013 (May 24, 2013)

United Realty Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

44 Wall Street

New York, NY 10005

(Address, including zip code, of Principal Executive Offices)

(212) 388-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2013, United Realty Trust Incorporated (the “Company”) held its annual meeting of stockholders. The matters submitted to the stockholders for a vote included (1) the election of five directors to serve until the 2014 annual meeting of stockholders and until their successors are duly elected and qualify, (2) the approval of certain amendments to the Company’s charter (the “Charter”) which will cause the Charter to conform to certain guidelines under state securities law, (3) the approval of an amendment to the Company’s 2012 Stock Incentive Plan which will cause the 2012 Stock Incentive Plan, as amended, to conform to certain guidelines under state securities law and (4) the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2013. Set forth below is a brief description of each matter voted on and the voting results with respect to each such matter.

(1)	Proposal: Elect five directors.

Nominee	For	Withheld	Broker Non-Votes

Jacob Frydman	251,561	0	0
Eli Verschleiser	251,561	0	0
Dr. Daniel Z. Aronzon	251,561	0	0
Robert Levine	251,561	0	0
David B. Newman	251,561	0	0

(2)	Proposal: Approve certain amendments to the Charter.

For	Against	Abstain	Broker Non-Votes
251,561	0	0	0

(3)	Proposal: Approve certain amendments to the 2012 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
245,743	5,818	0	0

(4)	Proposal: Ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year ending December 31, 2013.

For	Against	Abstain	Broker Non-Votes
251,061	500	0	0

Item 8.01. Other Events.

On May 24, 2013, Allied Beacon Partners, Inc. (“Allied Beacon”), the dealer manager for the initial public offering (the “IPO”) of the Company, informed the Company that as a result of an award against Allied Beacon in an arbitration before the Financial Industry Regulatory Authority, Inc. (“FINRA”) in the amount of approximately $1.6 million, wholly unrelated to the Company or to Allied Beacon’s role as dealer manager for the IPO, Allied Beacon would not be able to meet its net capital requirement. On May 30, 2013, the IPO was suspended as a result thereof.

While the IPO remains suspended, the Company is evaluating its dealer manager arrangements, and intends to engage as dealer manager Cabot Lodge Securities LLC, an affiliate of the Company and a soliciting dealer in the IPO, pending FINRA’s review of the proposed arrangements under FINRA Rule 2310 – Direct Participation Programs.

Forward-Looking Statements

The foregoing includes forward-looking statements. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. The Company’s dealer manager arrangements, including the outcome of FINRA’s review of the proposed arrangements under FINRA Rule 2310, cannot be assured. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: unexpected developments in the Company’s discussions with Allied Beacon, Cabot Lodge Securities, LLC or FINRA; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the Company; the business plans of Allied Beacon and Cabot Lodge Securities, LLC; the outcome of any legal proceedings relating to the proposed transition of the dealer manager arrangements; and risks to consummation of the proposed transition, including the risk that the proposed transition will not be consummated within the expected time period or at all. Additional factors that may affect future results are contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED REALTY TRUST INCORPORATED

Date: June 17, 2013	By:	/s/ Jacob Frydman
		Name:	Jacob Frydman
		Title:	Chief Executive Officer, Secretary and Chairman of the Board of Directors